Execution Version

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT, dated as of October 25, 2024 (this "Agreement"), between (i) ENERGEA PORTFOLIO 3 AFRICA, LLC, Delaware limited liability company ("Lender"), and (ii) HECATE GLOBAL RENEWABLES LLC, a Delaware limited liability company ("Borrower").
Background

The Borrower holds a majority of the equity securities of HGR GIBB Energy (PTY) Ltd., a South African private limited company (collectively with any other Subsidiaries created after the date hereof in accordance with the Loan Documents, the "Hecate Entities").
In connection with the Borrower and the Hecate Entities' business' operations, the Lender has agreed to advance certain funds to the Borrower which will be used by the Borrower in accordance with the terms and conditions of this Agreement.
For valuable consideration, the receipt and sufficiency of which are acknowledged, the Lender and the Borrower agree as follows:
  DEFINITIONS. The following terms have the following meanings:
    "Advance" means each advance made by the Lender to the Borrower during the Borrowing Period under this Agreement; provided that the maximum aggregate principal amount of all Advances shall not exceed the Maximum Advance Amount. "Advances" means each Advance taken together.
    "Advance Maturity Date" means that five year anniversary of the date of an Advance.
    "Advance Notice" has the meaning set forth in Section 2.1.
    "Advance Request" means the advance request in the form attached hereto as Exhibit A.
    "Affiliate" means, with reference to a specified Person: (a) any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person or (b) any Person that is an officer, general partner, managing member, manager or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner or trustee, or serves in a similar capacity.
    "Anti-Corruption Laws" means any applicable law, regulation, or rule related to combating corruption or bribery, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable Law (e.g., UK Bribery Act of 2010).
    "Anti-Money Laundering Laws" means any applicable Law related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing, including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot Act of 2001 (in each case to the extent applicable to the parties and to this Agreement), the Specially Designated Nationals List, or any similar list maintained by the Office of Foreign Assets Control at the United States Department of the Treasury.
    "Benefit Plan" means, (a) any "employee benefit plan" as defined in Section 3(3) of ERISA (regardless of whether subject to ERISA), and (b) any other material plan, policy, program agreement or arrangement providing compensation, retirement, superannuation, profit sharing, equity or equity-based compensation, bonus, thirteenth month, incentive, deferred compensation, hospitalization, vacation, life insurance, death benefit, sick pay, disability, severance, termination indemnity, end of service benefits, seniority premium, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or other employee benefits to any current or former employee or independent contractor of the Borrower or any Subsidiary or their eligible dependents, in each case, which is maintained, sponsored or contributed to or by the Borrower, any Subsidiary or any of their respective ERISA Affiliates or under which the Borrower or any Subsidiary has any material obligation or liability.
    "Borrower Debtors" has the meaning set forth in Section 5.2(i).
    "Borrower Pledge Agreement" means that certain Pledge Agreement by and among the Borrower, the Parent and each Permitted Holder in the form attached hereto as Exhibit E.
    "Borrowing Period" means the period beginning on the date hereof and ending on the first to occur of an Event of Default or the twenty-four month anniversary of the date hereof; provided that after the occurrence of an Event of Default, the Lender may make additional Advances if the Lender consents to the making of such Advance in its sole discretion.
    "Business Day" shall mean any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized by law to close in New York.
    "Certificate" has the meaning set forth in Section 5.1(a).
    "Change of Control" means the occurrence of any of the following events: (a) Parent or any Permitted Holder, collectively, ceases to control, directly or indirectly, the Borrower;
(b) Parent or any Permitted Holder, collectively, ceases to own and control, directly or indirectly, at least a majority of the outstanding voting equity interests of the Borrower (whether by merger, consolidation, reorganization, transfer or the like); (c) the Borrower ceases to control, directly or indirectly, any Subsidiary; (d) the Borrower ceases to own and control, directly or indirectly, at least a majority of the outstanding voting equity interests of any Subsidiary (whether by merger, consolidation, reorganization, transfer or the like); or (e) any Loan Entity sells, transfers or otherwise disposes of all or substantially all of its assets (other than sales, transfers or other dispositions to the Borrower) (including, in each case, with respect to any foreign Person any transaction substantially similar thereto or having the same effects). For purposes hereof, the terms "control" or "controlling" shall mean the power to direct, or cause the direction of, the management, policies and day-to-day operations of the applicable Person by contract or voting of securities or ownership interests.
    "Collateral" has the meaning set forth in Section 4.1.

    "Compensation Increase" means, with respect to the Borrower and each of its Subsidiaries, (i) any increase to any employee's base compensation or the amounts payable to independent contractors, other than cost of living increases based on the cost of living adjustment published by the United States Social Security Administration, (ii) the payment of any bonus or other discretionary amounts, other than those required by any Contract, and (iii) except to the extent required by Law or any Benefit Plan as in effect on the date of this Agreement, (A) increasing the benefits of any employee or independent contractor of the Borrower or any Subsidiary or (B) instituting, adopting or amending (or committing to institute, adopt or amend) any Benefit Plan.
    "Contract" means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and all other legally binding arrangement, whether written or oral.
    "Dispose" has the meaning set forth in Section 5.3(k).
    "Distribution" means (a) the transfer to any Person's equity holders by reason of their ownership of any capital securities of such Person of cash or other property without consideration whether by way of distribution or otherwise, other than transfers by a Subsidiary to the Borrower, or (b) the purchase or redemption of capital securities of any Person for cash or property.
    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
    "ERISA Affiliate" means, with respect to the Borrower or any Subsidiary thereof, any Person, trade or business (whether or not incorporated) that, together with the Company or such Company Subsidiary, is required to be treated as a "single employer" under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.
    "Existing Projects" means the projects set forth on Schedule 1.22 which are all of the renewable energy generation projects in Africa being developed or otherwise participated in, directly or indirectly, by the Borrower as of the date hereof.
    "Event of Default" means the occurrence of any of the following events, unless waived in writing by Lender:
      The failure to pay any amount under the Loan Documents within ten (10) days of the date such payment is due;
      The failure by the Borrower in the performance of any term of any Loan Document (other than as described in Section 1.23(a) hereof) or a default in the performance by the Borrower of any provision contained in any Loan Document and the continuance of such failure or default for fifteen (15) days after written notice from the Lender (if and only if the Lender reasonably determines that such failure is capable of being cured within such 15 day period);
      If (i) any representation or warranty made by the Borrower in any Loan Document or (ii) any certificate or other written information provided to the Lender by the

Borrower in connection with any Loan Document is not true and correct in all respects if made as of the date hereof or in all material respects when made or deemed made after the date hereof;
      A final judgment or judgments (i) for money damages in excess of $100,000 in the aggregate is entered against any Loan Entity(ies) (to the extent not covered by independent third-party insurance reasonably acceptable to the Lender) or (ii) for injunctive relief against any Loan Entity(ies) that could reasonably be expected to result in a Material Adverse Effect and, in each case, such judgment is not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal;
      (i) A bankruptcy or other insolvency proceeding is initiated by the Borrower; (ii) a receiver or custodian is appointed with respect to the Borrower's assets; (iii) the Borrower makes an assignment for the benefit of creditors; (iv) the Borrower becomes insolvent or admits in writing an inability to pay its liabilities as they mature or (v) the Borrower dissolves, liquidates or ceases all or any material portion of its operations;
      A bankruptcy or other insolvency proceeding is initiated against the Borrower and such proceeding has not been discharged within sixty (60) days following the initiation of such proceeding against the Borrower, or the Borrower consents to any order in any such proceeding;
      The occurrence of a Change of Control or a Material Adverse Effect (as determined by Lender in its reasonable discretion);
      Any writ, levy, Lien (including, without limitation, a mechanics lien) (other than a Permitted Lien), seizure, replevin, attachment, execution or similar process shall be issued or levied on a material portion of the property of any Loan Entity and such action or process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Lender and appealed, (ii) vacated or (iii) discharged;
      This Agreement or any other Loan Document, or any provision thereof, shall for any reason cease to be in full force and effect in accordance with its terms or any Person party thereto (other than the Lender) shall so assert in writing;
      Any Lien purported to be created under any Loan Document shall cease to be, or shall be asserted by (i) the Borrower not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required hereunder or under the applicable Loan Document or (ii) any pledgor party to the Borrower Pledge Agreement, not to be a valid and perfected Lien on any of the collateral described therein, with the priority required hereunder or under the Borrower Pledge Agreement;
      Any default by any Loan Entity in the payment of any obligation in an amount equal to or exceeding $100,000 beyond any grace period provided with respect thereto or any breach of any other term, condition or covenant contained in any Contract under which any such obligation is created, the effect of which breach is to cause or permit the holder of such obligation (or any other party to such other Contract) to cause such obligation to become due prior to its stated maturity or terminate such other Contract;

      A breach of the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Subordination Agreement (if applicable) or the Guaranty; or
      the liquidation, termination or dissolution of the Borrower.
    "Excluded Collateral" means (a) any permit, lease or license, or asset solely in connection with a purchase money security interest permitted pursuant to this Agreement, held by the Borrower or to which the Borrower is a party that prohibits or requires the consent of any Person as a condition to the creation by the Borrower of a Lien thereon (so long as such Lien is a Permitted Lien) or that would be breached or violated or give the other party the right to terminate it as a result thereof, or any permit, lease or license, or asset solely in connection with a purchase money security interest permitted pursuant to this Agreement, held by the Borrower or to which the Borrower is a party to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including, without limitation, Sections 9-406(a), 9-407(a), 9-408(a) and 9-409 of the UCC) or any other applicable Law), (b) any items of General Intangibles held by the Borrower or to which the Borrower is a party to the extent that any term governing such item of General Intangibles or any Law applicable thereto prohibits the creation of a Lien thereon or that would be breached or give the other party the right to terminate it as a result thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including, without limitation, Sections 9-406(a), 9-407(a), 9-408(a) and 9-409 of the UCC) or any other applicable Law); provided that it is acknowledged and agreed that no equity securities of a Subsidiary shall be deemed to be Excluded Collateral and (c) any "intent to use" trademark applications for which a statement of use has not been filed (but only until such statement is filed and has been accepted); provided, however, that "Excluded Collateral" shall not include any proceeds, products, substitutions or replacements thereof (unless such proceeds, products, substitutions or replacements, would otherwise constitute Excluded Collateral as defined above).
    "Financial Certificate" means the certificate to be delivered by the Borrower certifying as to certain financial information of the Borrower and/or its Subsidiaries in a form reasonably satisfactory to the Lender.
    Reserved.
    "Financing Statement" has the meaning set forth in Section 4.2.
    "Founders" means Andrew Smith-Maxwell, David Wilhelm and Jason Harlan.
    "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.
    "Guaranty" means that certain Limited Recourse Guaranty Agreement in the form attached hereto as Exhibit B executed by David Wilhelm.
    "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
    "IFRS" means international accounting standards as promulgated by the International Accounting Standards Board.
    "Improvements" has the meaning set forth in Section 5.1(r).
    "Indebtedness" means all obligations, contingent or otherwise, of a Person, including the outstanding principal amount of, all accrued and unpaid interest on and other payment obligations in respect of, (a) all indebtedness of such Person for borrowed money, which shall include borrowing agreements such as notes, bonds, indentures, mortgages, loans and lines of credit or similar instruments, (b) the guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse by such Person of the obligation of another Person, (c) all obligations (including breakage costs) payable by such Person under interest rate or currency protection agreements, (d) any reimbursement obligation with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers' acceptances, performance bonds or similar facilities issued for the account of such Person, (e) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, (f) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or product from any property or assets now or hereafter owned by such Person (provided, however, that if such Person has not assumed or otherwise become liable in respect of such obligations, such obligations shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination), (g) all obligations under capital leases (as determined in accordance with GAAP), (h) all obligations and liabilities which would be classified in accordance with GAAP as indebtedness on a balance sheet or which reference should be made in the footnotes thereto, (i) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person and (j) any obligation of the type referred to in clauses (a) through (i) of this definition of another Person, the payment of which such Person has guaranteed, or which is secured by any property or assets of such Person, or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise. Unless the context otherwise requires, each reference to Indebtedness herein shall be a reference to Indebtedness of the Borrower and/or its Subsidiaries. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.
    "Law" means all laws, statutes, ordinances, rules, regulations applicable to the Person, conduct, transaction, agreement or matter in question, including (a) all applicable statutory law, common law and equitable principles, (b) all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities, (c) the Anti-Corruption Laws, and (d) the Anti-Money Laundering Laws.
    "Legal Claim" means any action, lawsuit, claim, arbitration, suit, proceeding, inquiry or investigation.

    "Lien" means any charge, claim, pledge, lien, mortgage, community property interest, option, security interest, right of first refusal or similar restriction of any kind, in each case whether voluntary or involuntary.
    "Loan Document" means each of this Agreement, the Secured Promissory Note, any Advance Request, the Subordination Agreement (if applicable), the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, all Financial Certificates, the Guaranty and any other document executed in connection with such documents (whether as of the date hereof or whether after the date hereof), as each may be amended, renewed, replaced, modified or extended from time to time, and any other document executed and delivered pursuant to the terms of any of the foregoing documents (collectively referred to herein as the "Loan Documents").
    "Loan Entities" means the Borrower and any Subsidiaries.
    "Material Adverse Effect" means, in the discretion of the Lender, (i) a material impairment in the perfection or priority of the Lender's Lien in a substantial portion of the Collateral; (ii) a material adverse change in the business, operations or condition (financial or otherwise) of the Loan Entities (taken as a whole); or (iii) a material impairment in the ability of the Borrower to repay any portion of the Obligations when due.
    "Maximum Advance Amount" means the lesser of (i) $20,000,000 or (ii) Parent Contribution Amount.
    "Minimum Advance Amount" means the lesser of (i) $200,000 or (ii) the amount set forth in the Advance Notice (as determined by the Lender in its sole discretion).
    "New Projects" means any renewable energy generation project in Africa proposed to be developed or otherwise participated in, directly or indirectly, by the Borrower.
    "Non-Compete Arrangement" means any contract, arrangement, agreement or understanding (whether written or oral) which prohibits the Borrower and/or any of its Subsidiaries from freely engaging in any business anywhere in the world (other than in the United States of America or Pakistan).
    "OFAC" has the meaning set forth in Section 5.1(p).
    "Obligations" shall mean the due and punctual performance of all of the obligations (including, without limitation, the payment of principal, interest and any other amounts owed under the Loan Documents and the performance of all other representations, warranties, agreements and covenants under the Loan Documents) under the Loan Documents or any renewals, extensions or modifications thereof or any increase in the Maximum Advance Amount or any individual Advance and all of the foregoing obligations that arise after the filing of a petition by or against the Borrower under any bankruptcy, insolvency or similar Law, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise and regardless of whether such obligations are permitted as a Legal Claim.
    "Parent" means Hecate Holdings LLC, a Delaware limited liability company

    "Parent Contribution Amount" means the sum of amount of capital contributions made by the Parent, David Wilhelm and/or Nicholas Bullinger to the Borrower or Subordinate Indebtedness (as of the date hereof, the aggregate amount of capital contributions made by the Parent is $ 2,046,122.95); provided that after the date hereof, the Parent shall not make any further capital contributions to the Borrower and if the Parent makes any investments into the Borrower it shall not be included in the calculation of the Parent Contribution Amount.
    "Patriot Act" has the meaning set forth in Section 8.3.
    "Permitted Compensation Increase" means stipends payable to employees of the Borrower as of the date hereof the amount of which does not exceed $30,000 per month for all such employees in the aggregate.
    "Permitted Liens" means (i) Liens for Taxes, assessments or other governmental charges, either not delinquent or being contested in good faith by appropriate proceedings; (ii) purchase money Liens securing no more than $500,000 in the aggregate amount outstanding (A) on Equipment (as defined in Section 4.1) acquired or held by the Borrower or a Subsidiary incurred for financing the acquisition of the Equipment, or (B) existing on Equipment when acquired; provided, however, that such Lien is confined to the property and improvements and the proceeds of the Equipment; (iii) Liens granted by the Loan Documents; (iv) Liens arising solely by virtue of any statutory or common law provision relating to (A) bankers' liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and (B) landlord's liens or rights; (v) Liens arising in the ordinary course of business (such as (1) Liens of carriers, warehousemen, mechanics, materialman and other similar Liens imposed by Law and (2) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any Indebtedness, which do not in the aggregate materially detract from the value of the property or assets of the Borrower or a Subsidiary or materially impair the use thereof in the operation of the business of the Borrower or a Subsidiary and, in each case, for which such Person maintains adequate reserves, (vi) attachments, appeal bonds, judgments and other similar Liens for sums not exceeding $100,000 arising in connection with any court proceedings, provided that (A) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings and (B) such item does not cause an Event of Default hereunder; (vii) Liens arising from a Project Financing if and only if such Liens attach solely to the assets of the applicable Project and (viii) Liens arising from precautionary UCC (or other equivalent Law) financing statements filed with respect to operating leases.
    "Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
    "Permitted Holder" means (i) BlackRock, Inc. or any of its controlled Affiliates,
(ii) any Founder or group of Founders or any entity the sole equity owner of which is a Founder or (iii) any other Person acceptable to the Lender.

    "Person" means (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, government or political subdivision, (ii) any court, agency or other governmental body or (iii) any other entity, body, organization or group.
    "Project" means any Existing Project and each New Project approved by the Lender in accordance with this Agreement.
    "Project Financing" means Indebtedness incurred by a Subsidiary in connection with a Project solely for such Project, and the payment of expenses in connection therewith (including, without limitation, the payment of costs and expenses of employees or independent contractors assisting with each Project) and for no other purposes.
    "Related Party" means with respect to any Person, any equityholder, officer, director, employee, member, manager, managing member of Affiliate of such Person or any individual related by blood, marriage or adoption to any such individual or any entity in which any of the foregoing owns or has any interest.
    "Related Party Transaction" means any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Borrower or any of its Subsidiaries is or will be a participant, and (ii) any Related Party of any Loan Entity has or will have a direct or indirect interest. This also includes any material amendment or modification to an existing Related Party Transaction.
    "Secured Promissory Note" means the Secured Promissory Note in the form attached hereto as Exhibit C, which evidences the obligations of Borrower to repay the then outstanding Advances to Lender and any note issued in replacement thereof.
    "Subordinate Indebtedness" means any loans made by the David Wilhelm and/or Nicholas Bullinger to the Borrower on terms and conditions satisfactory to the Lender in its sole discretion and prior to incurrence of any Subordinate Indebtedness the Borrower, the Lender and the Person providing such Subordinate Indebtedness shall enter into the Subordination Agreement.
    "Subordination Agreement" means a subordination agreement by and among the Lender, the Borrower and the Person providing any Subordinate Indebtedness containing terms satisfactory to the Lender in its sole discretion.
    "Subsidiary" means, (i) as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries (including any Affiliate), or both, by such Person and (ii) as to the Borrower, each Person described in clause (i) and each Hecate Entity. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Borrower.
    "Subsidiary Pledge Agreement" means that certain Pledge Agreement in the form attached hereto as Exhibit D.

    "Taxes" means all (i) federal, state, local, foreign or other taxes of any kind, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, escheat, unclaimed property, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, and including any interest, fines, penalty or addition thereto, whether disputed or not, (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition whether as a result of successor or transferee liability, joint and several liability, or by reason of being a member of an affiliated, combined, consolidated, unitary or other group for any period for Tax purposes, or payable by reason of Contract assumption, operation of Law, or otherwise, and (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a result of any Tax sharing agreement, Tax indemnity agreement or any other express or implied agreement to pay or indemnify any other Person whether by Contract or otherwise.
    "Tax Returns" means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.
    "UCC" shall mean the Uniform Commercial Code as in effect in the State of Delaware from time to time or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral (as hereinafter defined), the Uniform Commercial Code as in effect from time to time in such state.
  AMOUNTS AND TERMS.
    Advances; Secured Promissory Note. On or prior to the fifth (5th) Business Day of each month in the Borrowing Period, the Lender shall provide the Borrower with written notice of the maximum principal amount of an Advance (which amount shall be determined by the Lender in its sole discretion) the Borrower may request for such month (the "Advance Notice"). Within five (5) Business Days after delivery of the Advance Notice, the Borrower shall deliver the Lender an executed Advance Request setting forth the principal amount of the Advance that the Borrower desires; provided that (i) the principal amount of the Advance requested by the Borrower may not exceed the principal amount proposed in the Advance Notice and (ii) in the event that the principal amount set forth in the Advance Request is less than the Minimum Advance Amount or the Borrower fails to deliver an Advance Request, then the Borrower will be obligated to accept an Advance having a principal amount equal to the Minimum Advance Amount and the Lender may but is not obligated to make such Advance to the Borrower within ten (10) Business Days after the delivery of the Advance Notice pursuant to the instructions in the most recently delivered Advance Request and the Borrower will be deemed to have made a representation and warranty that at the date of such Advance, and after giving effect thereto, all of the conditions set forth in Section 3.2 have been satisfied. Upon receipt of an Advance Request, the Lender shall fund the amount of such Advance (calculated in accordance with this Agreement) within five (5) Business Days, subject to satisfaction of the applicable conditions in Section 3.2. Notwithstanding anything to the contrary herein, (i) Lender shall not be required to make any Advances after the Lender has made Advances equal to the Maximum Advance Amount and (ii) the Lender shall not be required to make any Advances after the expiration of the Borrowing Period. Each Advance shall be evidenced by the Secured Promissory Note. Notwithstanding anything herein to the contrary, the Lender may determine to make an Advance on the date hereof without complying with the time frames set forth herein upon receipt of any documentation requested by the Lender.
    Use of Advances. The Borrower will use the proceeds from each Advance for Projects and the payment of expenses in connection therewith (including, without limitation, the payment of (i) costs and expenses of employees or independent contractors assisting the Borrower or a Subsidiary with each Project and (ii) operating and overhead costs and expenses of the Borrower (including, without limitation, interest payments required to be paid under this Agreement)) and for no other purposes. Without limiting the generality of the foregoing, none of the Borrower, a Subsidiary or a Project shall use, and the Borrower shall ensure that directors, officers, employees and agents of itself, any Subsidiary or any Project shall not use, the proceeds of any Advances, directly or indirectly, in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. Each Advance Request shall be accompanied by information (which will include invoices and other supporting documents reasonably requested by Lender) confirming that the use of proceeds from such Advance will be used as described in this Section 2.2.
    Interest. Interest will accrue on the outstanding principal of each Advance from the date such Advance was made at a fixed rate of 13.5% per annum; provided that without limiting the rights and remedies of the Lender set forth in any of the Loan Documents, upon the occurrence and during the continuance of an Event of Default, the interest rate on each Advance will be increased by five percent (5%) per annum during the continuance of such Event of Default, which interest shall in each case, be payable upon demand. Interest shall accrue but shall not compound and shall be payable as described in Section 2.4. Interest will be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable Law and the Lender shall at its option (i) promptly refund to the Borrower any interest received by the Lender in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower shall not pay or contract to pay, and that the Lender shall not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable Law.
    Repayment of Advances and Interest. Borrower shall repay each Advance and all then accrued and unpaid interest thereon upon the first to occur of: (i) the Advance Maturity Date of such Advance or (ii) upon the exercise of the Lender's remedies described in Section 6. Accrued interest on each Advance shall be payable monthly, in arrears, in cash, on each monthly anniversary of such Advance with any remaining then accrued and unpaid interest being paid on the Advance Maturity Date of such Advance. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Agreement. All payments of principal and interest by the Borrower under this Agreement shall be made in United States dollars in immediately available funds to the account of the Lender as specified by such Lender in writing. All payments made by the Borrower to the Lender hereunder shall be made without set-off, counterclaim or deduction and free and clear of all Taxes, and all liabilities with respect thereto.
    Prepayment. The Borrower may prepay any outstanding Advances in whole or in part at any time and from time to time without penalty; provided that concurrently with such prepayment of an Advance, the Borrower shall also pay all accrued and unpaid interest thereon.
    Potential Modifications. As of the date hereof, the Existing Projects are in an early stage and are not generating revenue for the Borrower or any Subsidiary and as such the Maximum Advance Amount is limited to the Parent Contribution Amount. As the Existing Projects become revenue generating, the parties shall discuss in good faith altering the Maximum Advance Amount to remove the Parent Contribution Amount as a limit and replace it with a to be determined ratio based on the fair market value of the Projects (along with any corresponding changes herein or in any other Loan Document that may arise therefrom, including without limitation, mandatory repayment provisions if the Advances exceed such to be determined ratio). Notwithstanding any herein to the contrary, nothing in this Section 2.6 shall require any party to enter into any such amendment or require any changes to this Agreement or other Loan Documents.
  DELIVERIES AND CONDITIONS.
    Conditions/Deliveries to the Effectiveness of this Agreement.
      The Borrower shall have delivered to Lender duly executed copies of each Loan Document;
      This Agreement, each other Loan Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Borrower. All consents, approvals and authorizations of any Governmental Authority or other Person necessary to consummate any of the transactions contemplated hereby or by any other Loan Document shall have been obtained and shall be and remain in full force and effect;
      This Agreement, each other Loan Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Loan Entities;
      The Lender shall have received satisfactory evidence that each document (including any UCC financing statement) required by the Loan Documents or under applicable Law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of the Lender, a perfected first priority Lien on the Collateral, prior and superior in right to any other Person, shall be in proper form for filing, registration and recording;
      All representations and warranties of the Borrower in the Loan Documents shall be true and correct and in all respects as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date);

      The Lender shall have received any other items reasonably required by the Lender or its counsel, in form and substance reasonable satisfactory to the Lender and its counsel;
      The Lender shall have received UCC, tax, and judgment lien search reports with respect to each applicable public office where Liens are or may be filed disclosing that there are no Liens of record in such official's office covering any Collateral or showing the Borrower as debtor thereunder (other than Permitted Liens) and a certificate signed by the Borrower certifying that, upon the making of the Advances there will exist no Liens on the Collateral other than Permitted Liens;
      The Lender shall have received evidence satisfactory to it that all existing Indebtedness of the Borrower or any of its Subsidiaries (other than Subordinate Indebtedness), if any, shall have been terminated and that all Liens thereon shall have been released or terminated and that all other obligations, if any, with respect thereto shall have been fully and finally extinguished;
      The Lender shall have received evidence satisfactory to it that neither the Borrower nor any of its Subsidiaries are subject to a Non-Compete Arrangement, other than as disclosed in Schedule 5.1(m);
      The Lender shall be reasonably satisfied that there shall be no material Legal Claim pending against a Loan Entity or David Wilhelm;
      The Lender shall have received a certificate signed by the Borrower certifying that, that the conditions described in Sections 3.1(g) through Section 3.1(j) have been satisfied;
      The Lender shall have received all amounts due and payable by the Borrower on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out of pocket expenses required to be reimbursed or paid by the Borrower hereunder;
      The Lender shall have copies of any Contracts evidencing any transaction included in the calculation of the Parent Contribution Amount entered into prior to the date hereof along with a certification from an executive officer of the Borrower that all of such Contracts are true correct and complete in all respects and that no other transaction is included in the calculation of the Parent Contribution Amount; and
      The Lender shall have received a good standing certificate of Borrower from its jurisdiction of formation.
    Conditions and Deliveries for Advances. Prior to the making of any Advance hereunder:
      Each Loan Document shall be and remain in full force and effect at the time of such Advance;

      The Borrower shall have delivered the Advance Request (or be deemed to deliver the Advance Request) and all supporting documentation described herein;
      All representations and warranties of Borrower in the Loan Documents shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date of such Advance (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);
      All covenants and agreements of the Borrower in the Loan Documents shall have been complied with in all respects as of the date of such Advance;
      No event which constitutes, or which with notice or lapse of time or both could reasonably be expected to constitute, an Event of Default or a Material Adverse Effect shall have occurred;
      The Lender shall have received evidence satisfactory to it (i) of then current Parent Contribution Amount (along with copies of any Contracts evidencing any transaction included in the calculation of the Parent Contribution Amount entered after the date hereof with respect to the initial Advance or after the date of the last Advance with respect to any Advance after the initial Advance) or (ii) that neither the Borrower nor any of its Subsidiaries are subject to a Non-Compete Arrangement, other than those disclosed in Schedule 5.1(m) or those Non-Compete Arrangements entered into after the date hereof which were disclosed to the Lender in writing and consented to by the Lender in writing prior to entering into such Non-Compete Arrangement;
      The Lender shall be reasonably satisfied that there shall be no material Legal Claim pending against the Borrower, any of its Subsidiaries or David Wilhelm; and
      Lender shall have received any other items reasonably required by Lender or its counsel, in form and substance reasonable satisfactory to Lender and its counsel.
  Security Interest.
    Grant of Security Interest. As collateral security for the full, prompt and complete satisfaction of the Obligations and subject only to Permitted Liens, the Borrower hereby pledges and collaterally assigns to the Lender, and grants the Lender a continuing first priority Lien in, all of its assets, whether now owned or hereafter acquired, including but not limited to the following collateral described below (collectively, the "Collateral"):
      All of the Borrower's "Accounts", as such term is defined in the UCC, including, but not limited to, all rights of the Borrower to payment for Inventory (as hereinafter defined) and other goods sold or leased or services rendered, all accounts receivable, all royalties, rents, revenues, fees, and other sums whatsoever owed to, and all goods or inventory in transit or returned to, or repossessed by, the Borrower, and all claims against common carriers for goods and inventory lost in transit, in each case regardless of whether now existing or hereafter accruing or arising;

      All of the Borrower's "Contract Rights", "General Intangibles", "Documents", "Instruments", and "Chattel Paper", as such terms are defined in the UCC, including but not limited to, (i) all promissory notes payable to the Borrower, and (ii)(A) all intellectual property owned or licensed by the Borrower (including all patents, trademarks, service marks, copyrights, domain names and all other similar items), (B) all existing and future choses in action, claims, books and records, (C) drawings, formulae, computer information, software, source codes, object codes, data, negotiable and non-negotiable bills of lading and warehouse receipts, and all rights to refunds of federal, state, and local income Taxes, in each case regardless of whether now existing or hereafter acquired or arising, and (D) any and all goodwill related to the foregoing;
      All of the Borrower's "Equipment" and "Fixtures", as such terms are defined in the UCC, including, but not limited to, all of the Borrower's machinery, parts, accessories, attachments, trade fixtures, tools, furniture, and other goods owned by the Borrower, in each case regardless of whether now owned or hereafter acquired;
      All of the Borrower's "Inventory", as such term is defined in the UCC, and all goods, merchandise, and other personal property held for sale or rental and all raw materials and supplies used or useful in the conduct of the Borrower's business, in each case regardless of whether now owned or hereafter acquired;
      All insurance policies of the Borrower and the proceeds thereunder or therefrom, in each case regardless of whether now owned or hereafter acquired or coming into existence, and the refund of all premiums therefor;
      All of the Borrower's bank accounts, including, but not limited to, all demand, time, savings, passbook, and similar accounts maintained with any bank, savings and loan association, or similar institution, in each case whether now in existence or hereafter created or arising; and
      The proceeds and products of any and all of the foregoing.
Notwithstanding the foregoing , no Lien created by this Agreement shall extend to, and the term "Collateral" shall not include, any Excluded Collateral; provided that if any Excluded Collateral would have otherwise constituted Collateral, when such property shall cease to be Excluded Collateral, such property shall be deemed at all times from and after that date to constitute Collateral.
    Attorney-In-Fact. The Borrower hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact (which appointment is coupled with an interest) and agrees that the Lender may, subject to the terms and conditions of this Agreement, perform (but the Lender shall not be obligated to and shall incur no liability to the Borrower or any third Person for failure so to do) any act which the Borrower is obligated by this Agreement to perform, and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse any notes, checks, drafts, money orders or other instruments of payment in respect of the Collateral, and receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any demand, collection, compromise or settlement or sue for monies, and take any action it deems advisable, with respect to the Collateral;
(d) insure, process and preserve the Collateral; (e) pay any indebtedness of the Borrower relating to the Collateral; and (f) file UCC-1 financing statements ("Financing Statements"), assignments, continuation Financing Statements, termination statements, security agreements, control agreements and other documents and instruments, and to take all other action to perfect and continue perfected, maintain the priority of, or provide notice of, the Lien granted hereunder in the Collateral, and execute and/or file other documents, instruments and agreements required hereunder and such recordation forms and other documents, each containing sufficient information and in form and substance otherwise sufficient, as may be required for filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as the case may be, or other Governmental Authority as necessary to perfect the security interest in the Collateral; provided, however, that the Lender shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence and continuance of an Event of Default and shall only exercise such powers after the occurrence and continuance of an Event of Default. Without limiting the generality of the foregoing, the Borrower hereby authorizes the filing of Financing Statements containing sufficient legal descriptions of the Collateral and otherwise in form and substance sufficient for filing in every Governmental Authority in every jurisdiction necessary to perfect the Lien granted hereunder on the Collateral and the Borrower hereby irrevocably authorizes the Lender to file the same. In addition, after the effective date of this Agreement, the Borrower shall from time to time
(i) take all actions requested by the Lender and (ii) execute and deliver to the Lender the Financing Statements or amendments thereto and all other documents that the Borrower may request, which contain all information required by the UCC or other applicable Law, in each case, to perfect and continue perfecting the Lien granted hereunder on the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.
    It is further agreed and understood between the parties hereto that such care as the Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Lender's possession; provided, however, that the Lender shall not be required to make any presentment, demand or protest, or give notice of more than five (5) Business Days and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral. The foregoing powers of attorney are coupled with an interest and are irrevocable so long as the Obligations have not been paid and performed in full.
    The Borrower shall take all commercially reasonable steps to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for the Lender to have a first-priority security interest in and Lien over it that might otherwise be restricted or prohibited by applicable Law or by the terms of any such license or agreement, whether now existing or entered into in the future.
    If the Borrower shall at any time acquire a commercial tort claim, the Borrower shall promptly notify the Lender in a writing signed by the Borrower of the general details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

  REPRESENTATIONS, WARRANTIES AND COVENANTS.
    Borrower Representations. The Borrower hereby represents and warrants to the Lender that the statements contained in this Section 5.1 are true and correct as of the date hereof and as of the date of each Advance made hereunder.
      The Borrower is a limited liability company, duly organized, validly existing and in good standing under the Laws the State of Delaware. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Borrower and each Subsidiary has power and authority to conduct its business as presently conducted and as proposed to be conducted by it (including, without limitation, completing the Existing Projects). The Borrower has the power and authority to enter into, deliver and perform its obligations under the Loan Documents and to carry out the transactions contemplated hereby and thereby. Each Loan Document has been (or will be upon such Loan Document's execution and delivery) duly executed and delivered by Borrower and when executed and delivered by Borrower is or will be enforceable against Borrower in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors' rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Borrower and each Subsidiary is duly qualified to do business as a foreign entity in every jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. The Borrower's legal name as set forth in its currently effective certificate of formation (the "Certificate") on the date hereof is Hecate Global Renewables LLC. The Borrower's current mailing address and principal place of business is as set forth in beneath Borrower's signature on this Agreement.
      At all times during the effectiveness of this Agreement, the Borrower is and will be the sole legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in the Collateral, will be the sole legal and beneficial owner thereof), and that no other Person has (or, in the case of after-acquired Collateral, at the time, the Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens. Upon the filing of the Financing Statements or similar financing statements in the appropriate filing offices, the Lender has (or in the case of after-acquired Collateral, at the time the Borrower acquires rights therein, will have) a first-priority perfected Lien in the Collateral to the extent that a Lien in the Collateral can be perfected by such a filing. Except as otherwise provided in any other Loan Document, the Collateral and the originals of all documents evidencing any piece of Collateral, including certificated securities, and the only original books of account and records of the Borrower relating thereto are, and will continue to be at all times during the effectiveness of this Agreement, kept at the address of the Borrower set forth beneath the Borrower's signature on this Agreement. No receiver has been appointed nor is any receiver presently charged with authority of any kind over any of the Collateral or any other part of the Borrower's property, nor has the Borrower made an assignment for the benefit of creditors, nor is the Borrower an alleged or ancillary debtor in any case under the United States Bankruptcy Code or the subject of any other bankruptcy or insolvency Legal Claims for the general adjustment of its debts or for its liquidation.

      Other than the Hecate Entities and any other Subsidiaries formed or acquired in accordance with Section 5.2(e) hereof, the Borrower has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.
      The execution, delivery and performance by a Loan Entity of the applicable Loan Documents, and the consummation by such Loan Entity of the transactions contemplated hereby (if applicable) and thereby, have been or will be duly authorized by all necessary limited liability company or other action. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated by such Loan Documents and the performance by each Loan Entity of its obligations under such Loan Documents, do not and will not result in or constitute (i) a violation of or a conflict with any provision of the Certificate, limited liability company agreement or any of such Person's other governing documents, (ii) a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become, a default under, any term or provision of any (A) material Contract or material Permit, or (B) Indebtedness to which Loan Entity is a party or by which such Person is bound or (iii) a violation (I) in any material respect of, any applicable Law or (II) any order, judgment, writ, injunction, decree or award, in each case, binding upon or applicable to the Borrower, any of its Subsidiaries, or any Project.
      No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or Person is required to be made or obtained by a Loan Entity in connection with the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents (including, without limitation, the granting of the first-priority perfected Lien in the Collateral) other than any consent, approval, authorization, declaration, filing or registration which has been obtained and is in full force and effect and each of which is set forth on Schedule 5.1(e).
      Neither the Borrower nor any of the Subsidiaries is party to any Contract for any Indebtedness and neither the Borrower nor any of its Subsidiaries has any liability for any Indebtedness other than in each case, the Loan Documents, Contracts governing the Subordinate Indebtedness and Contracts governing any other Indebtedness permitted under Section 5.3(a). None of the Borrower, any of its Subsidiaries, a Project or any of the Collateral or the assets of such Subsidiary or Project is subject to any Liens other than Permitted Liens.
      There is no Legal Claim, pending, or, to the Borrower's knowledge, threatened, against a Loan Entity or any Project (including any third parties involved therewith) involving claims of equitable relief or monetary relief in excess of $100,000. Neither the Borrower nor any of its Subsidiaries is subject to any outstanding judgment, order or decree except to the extent that such outstanding judgment, order or decree would not materially adversely affect the business of the Loan Entity or a Project and would not result in an Event of Default under clause
(e) of the definition of Event of Default.
      No Event of Default or Material Adverse Effect exists and there has not been any event or condition the occurrence of which is reasonably likely to cause an Event of

Default or a Material Adverse Effect.
      Neither the Borrower nor any of its Subsidiaries (i) is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended, (ii) is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors) or (iii) is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" as each term is defined and used in the Public Utility Holding Company Act of 2005.
      The Borrower, each Subsidiary and each Project has complied in all material respects with the Federal Fair Labor Standards Act or other similar Law and all Benefit Plans. The Borrower, each Subsidiary or each Project is in compliance in all material respects with all applicable Laws. The Borrower has obtained (and has caused its Subsidiaries to obtain and each Subsidiary has caused each Project to obtain) all material Permits, consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses and each Project.
      None of the Borrower's, any of its Subsidiaries' or any Project's properties or assets has ever been used by the Borrower, such Subsidiary or such Project or, to the best of the Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable Laws; none of the Borrower's, any of its Subsidiaries' or any Project's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection Law as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection Law; no Lien arising under any environmental protection Law has attached to any revenues or to any real or personal property owned by Borrower, any of its Subsidiaries or any Project; and none of the Borrower, any of its Subsidiaries or any Project has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission by Borrower, such Subsidiary or any Project resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.
      The Borrower, each Subsidiary and each Project (if applicable) has timely filed all required income and all other material Tax Returns, and the Borrower, each Subsidiary and each Project (if applicable) has timely paid, or have made adequate provision for the payment of, all such Taxes owed by the Borrower, such Subsidiary or such Project except any such Taxes the amount of which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been calculated in accordance with GAAP (with respect to the Borrower) or IFRS (with respect to any Subsidiary or Project) have been set aside on its books. Neither the Borrower nor any of its Subsidiaries is aware of any Legal Claim regarding Taxes or adjustments proposed for any of the Borrower's, such Subsidiary's or such Project's prior tax years which could reasonably be expected to result in additional Taxes becoming due and payable.
      Neither the Borrower nor any Subsidiary are bound by or will be subject to any Non-Compete Arrangement, except for any Non-Compete Arrangement (i) disclosed on

Schedule 5.1(m) or (ii) which after the date hereof was disclosed to the Lender in writing and consented to by the Lender in writing prior to entering into such Non-Compete Arrangement.
      All financial statements for Borrower delivered to the Lender fairly present in all material respects the Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to the Lender.
      The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions contemplated this Agreement. Borrower is solvent and able to pay its debts (including trade debts) as they mature.
      No Loan Entity or any of their respective officers, agents, representations, directors, partners, managers, or equity holders: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is (A) an agency of the Governmental Authority of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such Governmental Authority or Person; or
(iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Advances will be used to finance any operations, investments or activities in, or make any payments to, any such country, Governmental Authority or Person.
      Except as set forth on Schedule 5.1(q), none of the Borrower, a Subsidiary, a Project or any of their respective property or assets is bound by or subject to a Contract. All of the Contracts set forth on Schedule 5.1(q) are (i) in full force and effect and (ii) represent the valid and binding obligations of each party thereto, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors' rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. None of the Borrower, the Subsidiary or the Project party thereto nor, to the knowledge of the Borrower, any other party thereto is in material breach of or material default of or noncompliance in any material respect under any Contract set forth on Schedule 5.1(q). None of the Borrower, a Subsidiary or a Project has received any claim or notice of a material breach of or material default of or noncompliance in any material respect under any Contract set forth on Schedule 5.1(q), and no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default of or noncompliance in any material respect under or the termination, acceleration, modification or cancellation of any Contract set forth on Schedule 5.1(q) (in each case, with or without notice, lapse of time or both). True, correct and complete copies of each Contract set forth on Schedule 5.1(q) (including, without limitation, all amendments and modifications thereto) have been provided to the Lender.

      As of the date hereof, the real property listed on Schedule 5.1(r) constitutes all of the real property that is owned, leased, subleased or used by the Borrower, a Subsidiary or any Project. The Borrower or the applicable Subsidiary or Project has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business. The Borrower has valid and legal title to all of the Collateral and each Subsidiary and each Project has valid and legal title to all of its material personal property and assets. With respect to any leased or subleased real property described on Schedule 5.1(r), the Borrower or the applicable Subsidiary or Project has a valid and enforceable leasehold estate or interest in, and enjoys peaceful and undisturbed possession of, all such leased real property. None of the Borrower, a Subsidiary or a Project has exercised or given any notice of exercise of, nor has from any lessor or sublessor landlord exercised or given any notice of exercise by such party of, any option, right of first offer or right of first refusal contained in any Lease. All buildings, structures, fixtures and other improvements included in the real property described on Schedule 5.1(r) (collectively, the "Improvements") are in compliance in all material respects with all applicable Laws, including those pertaining to health and safety, zoning, building and construction requirements. The Improvements are in all material respects structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, are suitable for the purposes for which they are currently being used and have been maintained in accordance with normal industry practice.
      Set forth on Schedule 5.1(s) is the Borrower's current and best estimate of the following information: (i) a list of each Existing Project's capacity to generate renewable generation energy, (ii) each Existing Project's customers (including, volume and pricing), (iii) the status of all Existing Projects, (iv) all investments (including the type of investment) in Existing Projects made by Loan Entity or any third Person to date, (v) anticipated cost to complete each Existing Project and (vi) the development return and internal rate of return (at financial close) from each Existing Project.
      No written representation, warranty or other statement of the Borrower in any certificate or written statement given to the Lender (other than forward-looking information and financial projections), as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to the Lender taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not materially misleading in light of the circumstances under which they were made. The Lender acknowledges that any projections and forward looking information provided by the Borrower are and will be based on good faith estimates and assumptions believed by the Borrower to be true, correct and reasonable as of the date of such projections or assumptions but actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results.
    Affirmative Covenants.
      Borrower Reporting Requirements. Borrower will deliver to Lender:
        as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Borrower (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such fiscal year, and a commentary on the progress of the Projects during such fiscal year and a schedule as to the sources and applications of funds for such fiscal year, and (iii) an unaudited statement of stockholders' equity as of the end of such fiscal year, each of which shall be in a form reasonably satisfactory to the Lender and all of which shall be consolidated and prepared in accordance with GAAP;
        as soon as practicable, but in any event within thirty (30) days after the end of the first three quarters of each fiscal year of the Borrower, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, each of which shall be in in a form reasonably satisfactory to the Lender and all of which shall be consolidated and prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
        as soon as practicable, but in any event within thirty (30) days after the end of the first two months of each quarter of the fiscal year, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders' equity as of the end of such month, each of which shall be in a form reasonably satisfactory to the Lender and all of which shall be consolidated and prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
        as soon as practicable, but in any event within ten (10) days after the end of each month, (A) a report in sufficient detail and to Lender's reasonable satisfaction describing: the Borrower's current and best estimate of the following information: (1) the status of all Existing Projects and any proposed New Projects, (2) all investments (including the type of investment) in Existing Projects made by Loan Entity or any third Person to date, (3) anticipated cost to complete each Existing Project and each New Project and (4) the estimated development return and internal rate of return (at financial close) revenue per annum from each Existing Project and each New Project and (B) the Financial Certificate;
        all information reasonably requested by Lender from time to time within ten (10) Business Days of a written request therefor provided that the Borrower shall not be obligated to provide any information to the Lender if the disclosure of such information would adversely affect the attorney client privilege between Borrower and its attorneys;
        as soon as available, but in any event no later than thirty (30) days after filing, copies of Borrower's, each Subsidiary's and each Project's Tax Returns, with schedules;
        copies of all material statements, reports and notices sent or made available generally by Borrower, a Subsidiary or a Project to their respective security holders or other investors and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; and

        the occurrence of any event or condition that is reasonably likely to cause an Event of Default or a Material Adverse Effect, in each case, promptly (but in any event within five (5) Business Days) after Borrower becomes aware thereof.
The financial statements described in Section 5.2(a)(i), 5.2(a)(ii) and 5.2(a)(iii) shall be certified by an executive officer of the Borrower to present fairly in all material respects the financial condition of the Borrower (on a consolidated basis) as of their respective dates and the results of operations of the Borrower (on a consolidated basis) for the respective periods then ended, subject to in the case of the financial statements described in Section 5.2(a)(ii) and 5.2(a)(iii) normal year-end adjustments and the absence of footnotes.
      Legal Compliance. The Borrower, each Subsidiary and each Project (if applicable) shall maintain its legal existence and good standing in its jurisdictions of formation and the Borrower, each Subsidiary and each Project shall maintain all qualifications in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. The Borrower, each Subsidiary and each Project has complied and shall continue to comply in all material respects with all applicable Laws and Permits to which it is subject. Each Subsidiary and Project holds and shall continue to hold all Permits necessary under applicable Laws for the conduct of their respective businesses.
      Taxes. The Borrower shall make, and shall cause each Subsidiary and Project to make, due and timely payment or deposit of all income and any other material Taxes required of it by applicable Law, and will execute and deliver to the Lender, promptly (but in any event within three (3) Business Days) upon request, appropriate certificates attesting to the payment or deposit thereof, except any such Taxes the amount of which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves calculated in accordance with GAAP (with respect to the Borrower) or IFRS (with respect to any Subsidiary or Project); and the Borrower will make, and will cause each Subsidiary and Project (if applicable) to make, timely payment or deposit of all income and any other material Tax payments and withholding Taxes required of it by applicable Laws, including, but not limited to, those Laws concerning F.I.C.A., F.U.T.A., state disability, and income Taxes, and will, upon request, furnish the Lender with proof reasonably satisfactory to the Lender indicating that the Borrower, such Subsidiary or such Project has made such payments or deposits.
      Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 5.3(c) hereof, at the time that the Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary, the Borrower shall (a) provide to the Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to the Lender, and (b) provide to the Lender all other documentation in form and substance reasonably satisfactory to the Lender that in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.
      Insurance. The Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where the Borrower's business is conducted on the date hereof. The Borrower shall also

(and shall cause each Subsidiary and Project to) maintain insurance relating to its business, ownership and use of its assets in amounts and of a type that are customary to businesses similar to such Person's business. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to the Lender. All such policies of property insurance of the Borrower shall contain if requested by the Lender, a lender's loss payable endorsement, in a form reasonably satisfactory to the Lender, showing the Lender as an additional loss payee thereof, and all liability insurance policies of the Borrower if requested by the Lender shall show the Lender as an additional insured and shall specify that the insurer must give at least twenty (20) days' (or ten (10) days' for failure to pay premium) notice to the Lender before canceling its policy for any reason. Upon the Lender's request, the Borrower shall deliver or cause to be delivered to the Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable to the Borrower (which the Borrower is not legally obligated to pay to any other Person) under any such policies of the Borrower, shall, at the option of the Lender, be payable to the Lender to be applied on account of the Obligations.
      Inspection. The Borrower will, and will cause each of the Subsidiaries and Projects to, at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with GAAP (with respect to the Borrower) or IFRS (with respect to a Subsidiary or a Project), consistently applied and which are adequate to determine fairly the financial condition and the results of operations of the Borrower (on a consolidated basis). The Borrower will, and will cause each of the Subsidiaries and each of the Projects to, at all reasonable times during normal business hours and following prior written notice make their respective books and records available in their respective offices for inspection, examination and duplication by the Lender and its representatives (or will otherwise deliver such information to the Lender or its representatives) and will permit the Lender and its representatives to (i) inspect the Collateral and all of their respective properties or assets, (ii) discuss their respective affairs, finances and condition with their respective officers and independent accountants and (iii) perform any field examination, Collateral analysis or other business analysis or audit relating to the Borrower, a Subsidiary or a Project; provided that so long as no Event of Default has occurred and is continuing, the Lender shall not conduct more than one (1) field exam, audit or inspection per calendar year. The Borrower will from time to time furnish the Lender with such information and statements as the Lender may reasonably request with respect to the Obligations or the Lender's Lien in the Collateral. The Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where the Borrower's, a Subsidiary's or a Project's records relating to their respective accounts and contract rights are kept and each of their respective places of business, and shall not remove such records to another location, change the location of its chief executive office or open or close, move or change any existing or new place of business without the prior written consent of the Lender. The costs of such field exams and inspections incurred by the Lender shall be paid by the Borrower. The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed or engaged by the Borrower, a Subsidiary or a Project at any time during the term of this Agreement and all data processing centers or other persons having information relevant to the Borrower's, a Subsidiary's or a Project's financial condition to deliver copies of all materials in their possession to the Lender upon the Lender's request therefor.
      Intellectual Property Rights. The Borrower shall (and shall cause each Subsidiary and Project to): (i) protect, defend and maintain the validity and enforceability of their respective intellectual property necessary for the conduct of their respective businesses and (ii) promptly advise the Lender in writing of material infringements of their respective intellectual property.
      Maintenance of Collateral. The Borrower will keep the Collateral and all of its other tangible assets in good repair, working order and condition (ordinary wear and tear excepted). The Borrower will promptly (but in any event within five (5) Business Days) notify the Lender of any loss or damage to, or any occurrence which could reasonably be expected to materially adversely affect the value of, any substantial portion of the Collateral. The Lender may, at its option, from time to time, take any action that the Lender may reasonably deem proper to repair, maintain or preserve any of the Collateral without affecting any of its rights or remedies provided herein or as a secured party under the UCC, and the Borrower will pay to the Lender promptly (but in any event within three (3) Business Days) following written demand or the Lender in its sole discretion may charge to the Borrower all amounts so paid or incurred by it, which amount shall be added to the amount of the indebtedness secured by the Collateral.
      Receivables. Unless an Event of Default shall have occurred and be continuing, the Borrower may grant such allowances or other adjustments to account debtors or any other Person that owes the Borrower money (collectively, the "Borrower Debtors") as the Borrower may reasonably deem to accord with sound business practice. The Borrower (a) agrees, at the request of the Lender, to notify any or all of the Borrower Debtors in writing of the Lender's Lien in the Collateral and (b) hereby authorizes the Lender to notify any or all of the Borrower Debtors of the Lender's Lien in the Collateral, such notification to be given at the expense of the Borrower. At any time and from time to time after the occurrence and continuance of an Event of Default, at the Lender's request, the Borrower shall deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the amounts owed by Borrower Debtor, including all original orders, invoices and shipping receipts. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to the Lender in kind shall be endorsed by the Borrower to the Lender, and, if that endorsement of any such item shall not be made for any reason, the Lender is hereby irrevocably authorized to endorse the same on the Borrower's behalf.
      Notification of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:
        the occurrence of any default under any Loan Document or Event of
Default;
        the occurrence of any damage in an amount equal to or greater than
$100,000 to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral having a value equal to or greater than $100,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding;
        any suspension of business, assignment for the benefit of creditors, dissolution, petition in receivership or under any chapter of the United States Bankruptcy Code, as amended from time to time or any other similar Law, by or against a Loan Entity or a Loan Entity's becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure;
        any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
        any Legal Claim by or before any arbitrator or Governmental Authority against or affecting any Loan Entity (or any of their respective assets) relating to an amount in excess of $100,000.
Each notice delivered under this Section 5.2(k) shall be accompanied by a statement of an executive officer of the Borrower setting forth in reasonable detail a description of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
      Environmental. The Borrower shall and shall cause each of the Subsidiaries and Projects to, use and operate all of its facilities and property in compliance in all material respects with all applicable environmental Laws or other similar Laws and keep all necessary Permits and other authorizations relating to environmental matters in effect and remain in compliance in all material respects therewith. The Borrower agrees to indemnify and hold the Lender and each of its Affiliates harmless from all liability, loss, cost, damage and expense, including attorneys' fees and costs of litigation, arising from any violation by the Borrower, a Subsidiary or any Project of any environmental or other similar Law (including those arising from any Lien by any Governmental Authority arising from the presence of hazardous materials) or from the presence of hazardous materials located on or emanating from any of the premises owned or controlled by the Borrower, a Subsidiary or a Project. The Borrower further agrees to reimburse the Lender promptly (but in any event within three (3) Business Days) following written demand for any reasonable and documented out-of-pocket costs incurred by the Lender in connection with the foregoing, which amount shall be added to the amount of the indebtedness secured by the Collateral. The Borrower agrees that its obligations hereunder shall be continuous and shall survive the repayment of all Obligations to the Lender.
    Negative Covenants. The Borrower will not (and will cause each of its Subsidiaries and Projects not to):
      incur or have any obligation with respect to any Indebtedness other than (i) the Indebtedness evidenced by the Loan Documents, (ii) Subordinate Indebtedness, (iii) Project Financing, (iv) Indebtedness under Contracts which provide for a purchase money security interest so long as such purchase money security interest is a Permitted Lien and (v) Indebtedness provided by (A) the Borrower to a Subsidiary or a Project or (B) any Subsidiary to a Project which such Subsidiary participates in;
      permit to exist any Liens affecting the assets of Borrower, a Subsidiary or a Project, except Permitted Liens;
      make any loan to or any investment in any Person or provide any Person with a cash payment in exchange for capital securities, Indebtedness or any other capital security (including, without limitation, any security convertible or exchangeable into or exercisable for any capital securities), guaranty or become liable for any obligation of any Person; other than loans or investments made by the Borrower to or in any Subsidiary or Project or loans or investments made by a Subsidiary to or in any Project such Subsidiary participates in;
      create any Subsidiary or Person whose equity securities are not pledged in accordance with the Subsidiary Pledge Agreement;
      make or permit any Compensation Increase other than a Permitted Compensation Increase;
      make any Distribution;
      enter into a Related Party Transaction or modify any existing Related Party Transaction, all of which are set forth on Schedule 5.3;
      conduct any business activity other than implementing and maintaining the Existing Projects or any New Projects;
      fail to keep in full force and effect property and liability insurance;
      fail to pay required income or any other material Taxes other than amounts being contested in good faith by appropriate proceedings;
      (i) enter into any merger or consolidation or joint venture, (ii) liquidate, wind-up or dissolve or (iii) sell, convey, transfer, assign, lease, abandon or otherwise dispose (including in a sale and leaseback) ("Dispose") of (in one transaction or in a series of transactions), voluntarily or involuntarily, any assets (tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse)) having an aggregate fair market value of greater than
$100,000 per fiscal year (as reasonably determined by the Lender) excluding (A) Disposing of equipment that is obsolete, excess or that is no longer used in or useful in the Borrower's, any Subsidiary's or any Project's business or (B) Disposing of assets among the Borrower, a Subsidiary or any Project so long as such transaction is permitted hereunder, or (iv) acquire all or substantially all of the assets constituting a business, division, branch or other unit of operation of any Person if thereafter such Person is not a Subsidiary and such Person's equity is not pledged pursuant to the Subsidiary Pledge Agreement;
      enter into or commit to enter into (i) any Non-Compete Arrangement, except for any Non-Compete Arrangement either (A) disclosed in Schedule 5.1(m), or (B) previously disclosed to the Lender in writing after the date of this Agreement and which was consented to by the Lender in writing, or (ii) any Contract or transaction (whether written or oral) which provides any Related Party, Governmental Authority or any other Person with a commission, royalty, payment or other compensation with respect to sale of sale of energy generated from a Project in amount equal to or greater than 10% of the sale price of such energy or;
      amend the Certificate, the operating agreement or any other similar governance documents in any way which would adversely affect the interests of the Lender under the Loan Documents or otherwise; or
      without thirty (30) days prior written notification to the Lender, relocate its chief executive office or state of incorporation or change its legal name; or without the Lender's prior written consent or change the date on which its fiscal year ends;
      issue any equity security or other capital security or any security convertible into or exercisable or exchange for any equity security or other capital security if such equity securities or other capital security is not subject to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement; and
      fail to comply in any material respect with any applicable Law or Permit.
  RIGHTS AND REMEDIES.
    Upon the occurrence of any Event of Default, the Lender shall no longer be required to make any further Advances hereunder. Upon the occurrence and continuance of an Event of Default, at the option and upon the declaration of the Lender, the entire unpaid amount of all of the Advances and accrued and unpaid interest thereon and all other Obligations shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable (provided that if an Event of Default specified in subsections (e) and (f) of the definition of Event of Default occurs, all Obligations shall become immediately due and payable without any declaration or other act on the part of the Lender), and the Lender may, among other things (including the actions set forth in this Section 6), proceed to protect and enforce its rights hereunder or under other any other Loan Document by an action at Law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or in the exercise of any power granted hereby or by Law.
    Upon the occurrence and continuance of any Event of Default, the Lender shall have all rights of a secured creditor under the UCC and all other applicable Laws and all rights and remedies granted to the Lender under the Loan Documents and by applicable Law (all of which shall be cumulative to the fullest extent permitted by Law), including, but not limited to, the right to: (a) require the Borrower to assemble the Collateral and/or make it available or deliver it to the Lender at a place to be designated by the Lender; (b) enter the premises where the Collateral is located; and (c) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate. Without in any way limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default:
      The Lender may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any of the Collateral in either a public or private sale, with or without judicial process, in its then current condition or following any commercially reasonable preparation or processing thereof (without charge or liability to the Borrower or the Lender therefor), for cash or credit, all as it deems advisable. The Borrower hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral to the Borrower in compliance with this Section 6.2 is reasonable and shall be deemed to conclusively meet any notice requirement of such sale. The Borrower shall remain liable for any deficiency in the Obligations that remains due.
      The Lender shall not be obligated to make any sale of Collateral if the Lender shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Lender may sell all or any part of the Collateral at one or more times and from time to time and upon such terms and conditions, including, without limitation, a credit sale, as it determines in its sole discretion.
      The Lender shall have the right upon any such public sale, and, to the extent permitted by applicable Law, upon any such private sale, to bid and purchase the whole or any part of the Collateral so sold by canceling or offsetting the Obligations, free and clear of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases, to the full extent permitted by applicable Law.
      The Lender may, without notice to or demand upon the Borrower, instruct
(i) any bank at which the Borrower maintains a Deposit Account (as such term is defined in the UCC) to pay the balance of the Deposit Account to or for the benefit of the Lender or (ii) any account debtors obligated on any of the Borrower's Accounts to make payment directly to the Lender and the Lender shall have the right in its own name or in the name of the Borrower to demand, collect, receive, receipt for, and sue for any or all amounts due or to become due on the Borrower's Accounts, and, in its sole discretion, to take any other action that the Lender may deem necessary or appropriate to protect, preserve, and realize upon the Liens in the Accounts granted hereunder. In addition, the Lender may settle or adjust disputes and claims directly with any Borrower Debtors on terms and in any order that the Lender considers advisable. The Borrower shall collect all payments in trust for the Lender and, if requested by the Lender, immediately deliver the payments to the Lender in the form received from the Borrower Debtor, with proper endorsements for deposit. Each remittance of proceeds to the Lender accompanied by a report identifying in reasonable detail the nature and source of the payments included in such remittance.
    The Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, intellectual property, copyrights, patents, mask works, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Lender's exercise of its rights under this Section 6, Borrower's rights under all licenses and all franchise agreements inure to the Lender's benefit.
    So long as the Lender complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of the Lender, the Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Unless otherwise expressly provided in this Section 6.4, the Borrower bears all risk of loss, damage or destruction of the Collateral.

    The proceeds and/or avails of the Collateral, or any part thereof, and/or the proceeds and/or the avails of any remedy hereunder (as well as any other amounts of any kind held by the Lender at the time of, or received by the Lender after, the occurrence and continuance of an Event of Default) shall be paid to and applied as follows:
      First, to the payment of reasonable costs and expenses of the Lender in connection with the collection of the Obligations at Law or in equity or in bankruptcy, receivership or other court proceedings, or the placement of the Secured Promissory Note or any other Loan Document in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the Obligations, all costs of collection, including, but not limited to, all amounts expended to preserve the value of the Collateral, for sale, foreclosure and/or suit, if any, and for such sale and the exercise or attempted exercise of any other rights or remedies, and for all fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by the Lender;
      Second, to the payment of the Obligations; and
      Third, to the payment of the surplus, if any, to the Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.
    The rights, powers and remedies under this Section 6 shall be in addition to all rights, powers and remedies given to the Lender by virtue of any applicable Law, any Loan Document or any other Contract, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights granted hereunder. The election by the Lender of any right or remedy will not prevent the Lender from exercising any other rights or remedies against the Borrower. The Borrower waives (i) any right to require the Lender to proceed against any Person or to exhaust any Collateral or to pursue any remedy in the Lender's power, (ii) any right to require the Lender to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or notices of dishonor in connection with any of the Collateral and all other demands and notices of any description, and
(iii) all claims, damages and demands against the Lender arising out of the repossession, retention, sale or application of the proceeds arising from any sale or other disposition of the Collateral.
    All rights of the Lender and the Lien hereunder, and all Obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:
      any illegality or lack of validity or enforceability of any Obligation or any Loan Document;
      any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any rescission, waiver, amendment or other modification of any Loan Document, including any increase in the Obligations resulting from any extension of additional credit or otherwise;
      any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations;

      any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;
      any default, failure or delay, willful or otherwise, in the performance of the
Obligations;
      any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Lender; or
      any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Obligations or any existence of or reliance on any representation by Lender that might vary the risk of the Borrower or otherwise operate as a defense available to, or a legal or equitable discharge of, the Borrower or any other grantor, guarantor or surety.
    The Borrower acknowledges that any exercise by the Lender of the Lender's rights after the occurrence and continuance of an Event of Default may be subject to compliance by the Lender with any applicable Law, and may impose, without limitation, any of the foregoing restricting the sale of securities. The Lender, in its sole discretion at any such sale, may restrict the prospective bidders or purchasers as to their number, nature of business and investment intentions, and may impose, without limitation, a requirement that the Persons making such purchases represent and agree, to the satisfaction of the Lender, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.
    Anything herein to the contrary notwithstanding, the Borrower shall remain liable in respect of each of its obligations to the Borrower Debtors to observe and perform all the conditions and obligations to be observed and performed by it, all in accordance with the terms of any Contract giving rise thereto. The Lender shall have no obligation or liability to any Borrower Debtor (or under any Contract giving rise to the obligations of the Borrower) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating thereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower to any Borrower Debtor (or under any Contract giving rise to such obligations), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
    To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces its Liens or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any proceeding under any bankruptcy, insolvency, reorganization, receivership or similar Law now or hereafter in effect, or otherwise, then, to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
    Whenever the Lender deems it desirable that any Legal Claim be instituted with respect to any Collateral or that any other action be taken in any attempt to effectuate collection of any Collateral, the Lender may reassign the item in question to the Borrower (and if the Lender shall execute any such reassignment, it shall automatically be deemed to be without warranty or recourse to the Lender in any event) and require the Borrower to proceed with such Legal Claim at the Borrower's sole liability, cost and expense, in which event all amounts collected by the Borrower on such item shall nevertheless be subject to the Lender's Lien.
  PAYMENTS FREE AND CLEAR OF TAXES, ETC. All payments made by the Borrower under the Loan Documents shall be made by the Borrower free and clear of and without deduction for any and all present and future Taxes. In addition, the Borrower shall pay promptly (but in any event, within 3 Business Days) following written demand any Taxes of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement and/or any of the Loan Documents. Upon request by the Lender, the Borrower shall furnish evidence reasonably satisfactory to the Lender that all requisite authorizations and approvals by, and notices to and filings with, Governmental Authorities and regulatory bodies have been obtained and made and that all requisite Taxes have been paid.
  GENERAL PROVISIONS.
    Successors and Assigns; No Third Party Beneficiaries. The Borrower may not assign its rights and obligations under this Agreement or any other Loan Document to any Person without the prior written consent of the Lender (in its sole and absolute discretion). The Lender may assign its rights and obligations under the Loan Documents to any Person without the prior written consent of Borrower. Subject to the foregoing, this Agreement is entered into for the benefit of the parties hereto and their successors and assigns, and is binding upon and inures to the benefit of the parties and their successors and assigns. No third party has or will have any right or remedy arising as a result of this Agreement.
    Notices. Any notice required by or given under this Agreement is to be in writing and will be deemed to be delivered (i) if sent by certified or registered U.S. mail, three (3) Business Days after being deposited in the U.S. mail, (ii) if sent by fax or email (a) during normal business hours, upon delivery or if, upon receipt by a party or (b) if after normal business hours, the next Business Day, (iii) if sent by overnight courier, the Business Day after delivery to a reliable overnight courier, or (iv) if personally delivered, upon such delivery. The proper address, email address and fax number for delivery of a notice to a party is set forth beneath such party's signature on this Agreement. A party may give a notice to the other parties (in accordance with this Section 8.2) of a new address, email address or fax number to which notices under this Agreement are to be given.
    USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, and the Borrower shall promptly provide the Lender with such information and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.
    Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by all parties hereto. No amendment, modification or waiver of any provision of this Agreement will in any event be effective unless it is in writing and signed by each party hereto, making specific reference to this Agreement and signed by each party hereto.
    Waiver. No failure of any party to this Agreement to require, and no delay by any party to this Agreement in requiring, any other party to comply with any provision of this Agreement constitutes a waiver of the right to require such compliance. No failure of any party to this Agreement to exercise, and no delay by any party to this Agreement in exercising, any right or remedy under this Agreement constitutes a waiver of such right or remedy. No waiver by any party to this Agreement of any right or remedy under this Agreement is effective unless made in writing and signed by each party hereto. Any waiver by any party to this Agreement of any right or remedy under this Agreement is limited to the specific instance and does not constitute a waiver of such right or remedy in the future.
    Indemnification. The Borrower agrees to indemnify and hold harmless the Lender, its Affiliates and their respective officers, directors, managers, partners, members, stockholders from and against, any and all claims, damages, losses, liabilities and related expenses (including the reasonable fees, charges and expenses of any counsel of the Lender), incurred by such Person or asserted against such Person by any Person arising out of, in connection with, or by reason of
(a) the execution or delivery of this Agreement, any other Loan Document, the performance by the Lender of its obligations hereunder or thereunder or the consummation of the transactions contemplated herewith or therewith; (b) the Advances, or the actual or proposed use of the proceeds therefrom; or (c) any actual or alleged Legal Claim or investigation relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party other than claims, damages, losses, liabilities and expenses arising out of the gross negligence or willful misconduct of the Lender.
    Attorneys' Fees.
      Should the Obligations (or any portion thereof) be collected at Law or in equity or in bankruptcy, receivership or other court proceedings, or any Loan Document be placed in the hands of attorneys for collection, Borrower agrees to pay, in addition to the Obligations, all costs of collection, including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender in collecting the Obligations or enforcing this Agreement or any other Loan Document.
      At the time of the execution and delivery of this Agreement, the Borrower shall pay to the Lender a closing fee equal to $15,000 to reimburse the Lender for legal and due diligence fees and expenses in connection with this Agreement.
    Governing Law. This Agreement is governed by and will be construed, interpreted and enforced in accordance with the Laws of the State of New York.

    Arbitration/Consent to Jurisdiction.
      Any dispute, claim or controversy arising out of or relating to this Agreement, including the determination of the applicability, enforceability or scope of this agreement to arbitrate, will be determined by arbitration in New York, New York before one arbitrator. The arbitration will be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be confirmed, entered and docketed in any court having jurisdiction. If the parties cannot agree on a single arbitrator reasonably acceptable to both parties, one will be appointed by JAMS. The arbitrator (if appointed by JAMS) will be a retired judge from a federal court in the Southern District of New York or a lawyer admitted to practice in the State of New York with at least 25 years' active legal practice in commercial lending transactions based in the State of New York. All objections are reserved for the arbitration hearing, except for objections based on privilege and proprietary or confidential information. The arbitrator may not modify the terms of this Agreement or any other Loan Document. A transcription of the hearing will be made and the arbitrator will provide a reasoned decision in writing. The parties will keep confidential all matters relating to the arbitration, the arbitration award and any challenge or appeal, except as may be necessary (i) to prepare for or conduct the arbitration hearing on the merits, (ii) in connection with a court application for a preliminary remedy, (iii) in connection with a judicial challenge to an arbitration award or its enforcement, (iv) in connection with an appeal of the arbitration award, as permitted under this Agreement, or its confirmation, entering, docketing or enforcement, (v) to comply with applicable Law or judicial decision, or (vi) to comply with any applicable stock exchange rules. Except as provided in this Agreement, the parties must commence and pursue arbitration to resolve all disputes arising under or relating to this Agreement prior to commencement of any legal action.
      It is the parties intention that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the choice of substantive Law under this Agreement, the Federal Arbitration Act will apply to the arbitration of all disputes, including the breach of this Agreement.
      If it is determined that the requirement to arbitrate is unenforceable, and after any and all final appeals the decision is upheld, the parties agree to litigate in any state court or federal court located in the Southern District of New York, and these courts will have exclusive jurisdiction to entertain any proceeding in respect of this Agreement, and the parties will submit to the jurisdiction of such courts in all matters relating to or arising out of this Agreement. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

      Any arbitration award will have a binding effect only on the actual dispute arbitrated, and will not have any collateral effect on any other dispute whatsoever, whether in arbitration, litigation or other dispute resolution proceeding.
      If a party (1) commences action in any court, except to compel arbitration, or except as specifically permitted under this Agreement, prior to an arbitrator's final decision, or
(2) commences any arbitration or litigation in any forum except where permitted under this Agreement, then that party must commence arbitration (or litigation, if permitted under this Agreement), in a permitted forum prior to any award or final judgment and such party will be responsible for all expenses incurred by the other party as a result of the failure to bring suit in accordance with this Agreement, including reasonable legal fees.
      The parties adopt and will implement the JAMS Optional Arbitration Appeal Procedures (as it exists on the effective date of this Agreement) with respect to a final award in an arbitration arising out of or relating to this Agreement, if that award requires the payment of monetary damages in excess of US $500,000 (with this dollar value to be indexed from the date of this Agreement based on the annual rate of inflation in the United States). The JAMS appeal panel will determine whether such appeal threshold has been met. If the appeal panel consists of three members and the parties do not reasonably agree on such members, the Chair will be a retired judge from a federal court located in the Southern District of the State of New York and one member will be a lawyer admitted to practice in the State of New York with at least 25 years' active legal practice in commercial lending transactions based in the State of New York. Judgment on any revised award may be confirmed, entered and docketed in any court having jurisdiction. The same confidentiality provision that apply to the parties with respect to the original arbitration will apply to the appeal.
      If JAMS is no longer in business, an alternative administrative arbitration agency will be selected by mutual agreement of the parties. If they cannot agree, the parties will apply to a court of competent jurisdiction to select the agency. In the event of any conflict between the rules and procedures of JAMS or an alternate administrative arbitration agency and the provisions of this Section 8.9, the provisions of this Section will prevail.
      Notwithstanding anything to the contrary herein after the occurrence and during the continuance of an Event of Default, nothing in this Section 8.9 shall limit the rights or remedies of the Lender under any Loan Document and the Lender shall not be required to institute a claim for arbitration under this Section 8.9 prior to instituting any Legal Claim in court.
    IRS Form W-8BEN. Upon request of the Borrower, Lender will provide Borrower with a completed IRS Form W-9 (Request for Taxpayer Identification Number).
    Defenses. The obligations of Borrower under the Loan Documents shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason (other than the defense of payment in full).
    Waiver of Presentment. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices, protests or demands in connection with the execution, delivery, acceptance, performance, default or collection and enforcement of this Agreement or any other Loan Document.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

HECATE GLOBAL RENEWABLES LLC,
as Borrower
Address:
Hecate Global Renewables LLC 621 W. Randolph Street Chicago, IL 60661
Email: dwilhelm@hgrenergy.com; asmithmaxwell@hgrenergy.com
Attention: David Wilhelm and Andrew Smith-Maxwell

With a copy to:

Winston & Strawn LLP 35 W. Wacker Drive Chicago, IL 60601
Email: odavid@winston.com; jdevaney@winston.com
Attention: Oscar David and Joseph Devaney

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

ENERGEA PORTFOLIO 3 AFRICA LLC,
as the Lender

By:
Name: Mike Silvestrini Title: Manager

Address:

Energea Portfolio 3 Africa LLC 52 Main Street
Chester, CT 06412
Email: mike@energea.com Attention: Mike Silvestrini

With a copy to:

McCarter & English, LLP
Two Tower Center Boulevard, 24th Floor East Brunswick, NJ 08816
Email: jande@mccarter.com Attention: Jedediah Ande

[Signature Page - Loan and Security Agreement]

Exhibit A
Form of Advance Request (See attached.)

ME1 49207250v.8
Execution Version

ADVANCE REQUEST

Date: [ ] [ ], 202[_]

Ladies and Gentlemen:

This Advance Request is made pursuant to that certain Loan and Security Agreement, dated as of October 25, 2024 (as amended, modified, supplemented, restated, or renewed, from time to time, the "Loan Agreement") between HECATE GLOBAL RENEWABLES LLC, a Delaware limited liability company (the "Borrower") and ENERGEA PORTFOLIO 3 AFRICA LLC, a Delaware limited liability (the "Lender"). Capitalized terms defined in the Loan Agreement but are not defined herein shall have the meanings set forth in the Loan Agreement.

The Borrower hereby requests an Advance to be made in accordance with the Loan Agreement in the amount of $[ ], the proceeds of which will be used as set forth on Schedule A attached hereto. The Borrower requests that such Advance disbursed to the Borrower be made to the following account:

[INSERT BANK ACCOUNT DETAILS]
Borrower certifies and agrees that:

  Each Loan Document is and shall remain in full force and effect at the time of such Advance.
  All representations and warranties of the Borrower in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof and shall be as of the date of such Advance (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

  All covenants and agreements of the Borrower in the Loan Documents have been complied with in all respects as of the date of hereof and shall be as of the date of such Advance.

  No event which constitutes, or which with notice or lapse of time or both could reasonably be expected to constitute, an Event of Default or a Material Adverse Effect has occurred.

  The Parent Contribution Amount as of the date hereof is [ ]. Attached hereto as Schedule B are copies of all Contracts for each transaction included in the calculation of the Parent Contribution Amount which have been entered into after [ ].

  Neither the Borrower nor any of its Subsidiaries are subject or will be subject to a Non-

Compete Arrangement on the date hereof and on the date of such Advance, other than those disclosed in Schedule 5.1(m) to the Loan Agreement or those Non-Compete Arrangements entered into after [INSERT DATE OF LOAN AGREEMENT OR DATE OF MOST RECENT ADVANCE] which were disclosed to the Lender in writing and consented to by the Lender in writing prior to entering into such Non-Compete Arrangement.

  There is no material Legal Claim pending against the Borrower, any of its Subsidiaries or David Wilhelm.

  This Advance will be used only for the purposes permitted by the Agreement.

  The undersigned understands that this certification is made for the purpose of inducing the Lender to make the requested Advance to the Borrower and that, in making the requested Advance, the Lender will rely upon the accuracy of the matters stated in this Certificate.

This Advance Request is executed by the undersigned on the date first written above. HECATE GLOBAL RENEWABLES LLC
By: Name: Title:

SCHEDULE A

USE OF ADVANCES

Name of Payee and Purpose	Amount of Payment	Proposed Date of Payment

SCHEDULE B

CONTRACTS

(See attached.)

Exhibit B Form of Guaranty
(See attached.)
Execution Version

LIMITED RECOURSE GUARANTY AGREEMENT
LIMITED RECOURSE GUARANTY AGREEMENT (this "Agreement"), dated as of October 25, 2024, by DAVID WILHELM, an individual residing at the address set forth on the signature page hereto (the "Guarantor"), in favor of the Lender (as defined below). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Loan Agreement (as defined below).
RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Energea Portfolio 3 Africa, LLC, a Delaware limited liability company (the "Lender"), and Hecate Global Renewables LLC, a Delaware limited liability company (the "Borrower"), are entering into that certain Loan and Security Agreement dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement");
WHEREAS, the Guarantor, due to his indirect ownership of the Borrower, will receive and shall continue to receive economic benefits from the consummation of the transactions described in the Loan Agreement;
WHEREAS, the entry into the Loan Agreement by the Lender and the making of the Advances thereunder is necessary and desirable to the Guarantor and will inure to the financial benefit of the Guarantor, and in order to induce the Lender to enter into the Loan Agreement and to make the Advances to the Borrower as set forth therein, the Guarantor has agreed to guarantee the Guaranteed Obligations (as defined below) for the benefit of the Lender in accordance herewith; and
WHEREAS, in connection with the transactions described in the Loan Agreement, Guarantor has agreed to execute and deliver this Agreement, pursuant to which Guarantor guarantees, on a limited basis, the due and punctual payment by the Borrower of the Obligations in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:
  Guaranty.
    Subject to the limitations contained in this Section 1, the Guarantor hereby
(i) irrevocably, absolutely and unconditionally guarantees to the Lender, until the final payment in full thereof, in cash, has been made, the prompt payment and performance by the Borrower of the liabilities or other obligations due from time to time owing in respect of the Advances or any other Obligations as and when due and owing, whether for principal, interest (including, without limitation, (A) all costs incurred to collect on any amounts owed or exercise any remedies under the Loan Documents for which the Borrower is liable under the Loan Documents, (B) all costs incurred for the maintenance, protection, preservation or enforcement or realization upon the Collateral and (C) all interest that accrues after the commencement of any insolvency proceeding with respect to the Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any insolvency proceeding with respect to the Borrower (notwithstanding the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (as now existing or hereafter amended)) (collectively, the "Guaranteed Obligations") and (ii) agrees to pay all reasonable costs and expenses of the Lender in connection with the collection of the Guaranteed Obligations and any other obligations herein or in enforcing all costs of collection hereunder. Subject to the terms,conditions and limitations expressly set forth herein, the Guarantor guarantees the Guaranteed Obligations as a primary obligor and not merely as surety and this Agreement is guaranty of payment and not collection. Except as expressly set forth herein, (i) the Guarantor waives any and all rights to enforce any provision of any Loan Document and any right to require a proceeding first against the Borrower or any other Person providing collateral and (ii) no act of the Lender shall affect in any manner the obligations of this Agreement (including any actions the Lender takes with respect to any security for the Obligations). The Guarantor agrees that this Agreement is an obligation of the Guarantor; provided, however, that the Lender may only demand payment and performance under this Agreement upon the Date of Completion of Collection Efforts (as defined below). Notwithstanding anything to the contrary contained in this Agreement (i) the maximum aggregate amount of the Guaranteed Obligations guaranteed hereby during the term of this Agreement shall not exceed $3,000,000 (the "Maximum Guaranteed Obligations Amount") and (ii) the Guarantor shall be obligated to make payment on the Guaranteed Obligations hereunder solely to the extent that an Exit Event (as hereinafter defined) has occurred. Notwithstanding anything herein to the contrary, until the Guaranteed Obligations are paid in full, nothing herein shall prohibit the enforcement of this Agreement at any time after the occurrence of an Exit Event even if the Date of Completion of Collection Efforts has previously occurred. An "Exit Event" means the first to occur of (i) the date and time on which the Guarantor transfers his equity interests in Hecate Holdings LLC, a Delaware limited liability company ("Holdings"), (ii) the date and time on which the Guarantor pledges or otherwise uses his equity interests in Holdings as security for a loan transaction or (iii) the date and time on which the Guarantor receives a cash distribution (other than any distribution the sole purpose of which is to permit the Guarantor to pay any income taxes payable by the Guarantor due to his status as a member of Holdings (and in the event that the Guarantor receives any such tax distribution, he shall provide the Lender with prompt (but in any event within five (5) Business Days) notice thereof specifying the date and amount of such distribution)) from Holdings as a result of his equity interests in Holdings, including, without limitation, as a result of any transfer by Holdings of its equity interests in Hecate Energy Group LLC, a Delaware limited liability company, to Repsol Renewables Group North America Inc., a Delaware corporation.
    In the event the Guaranteed Obligations have not been paid in full on or prior to the Date of Completion of Collection Efforts, the Guarantor, subject to the limitations contained in Section 1(a) of this Agreement, shall cause payment of the Guaranteed Obligations to be made on or before the Guarantor Payment Date (as hereinafter defined) so long as the Lender shall have delivered written notice that the Date of Completion of Collection Efforts has occurred. The "Guarantor Payment Date" means (i) if an Exit Event has occurred prior to the Date of Completion of Collection Efforts, then within 5 Business Days after receipt of written notice from the Lender that the Date of Completion of Collection Efforts has occurred or (ii) if an Exit Event has not occurred prior to the Date of Completion of Collection Efforts, then within 5 Business

Days after the occurrence of an Exit Event. Any amount so paid by the Guarantor shall be applied first, to the payment of the fees and expenses to enforce this Agreement as described in Section 1(a) and the remainder in accordance with the terms of the Loan Agreement. For purposes hereof, "Date of Completion of Collection Efforts" means the earliest of (i) following the occurrence and continuance of an Event of Default, the first to occur of (A) one 120 days from the date such Event of Default occurred and has continued past any applicable cure periods set forth in the Loan Documents, (B) the date on which the Lender has sold, whether by private or public foreclosure sale, all or substantially all of the Collateral if and only if the Borrower has satisfied all of its obligations under the Loan Documents or (C) the date on which the Borrower or any other Person providing collateral for the Obligations breaches any of its obligations to the Lender under the Loan Documents after an Event of Default occurred and has continued past any applicable cure periods set forth in the Loan Documents, (ii) the date that the Lender determines that the Borrower, any other Person providing collateral for the Guaranteed Obligations or the Guarantor has concealed, removed or permitted to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors, or made or suffered a fraudulent transfer or conveyance under any applicable bankruptcy, fraudulent transfer or similar Law or otherwise interfered with any attempt by the Lender to collect or sell any of the Collateral or other security for the Guaranteed Obligations and (iii) the date an insolvency proceeding is commenced by or against the Borrower or the Guarantor.
    Except as expressly set forth herein, this Agreement shall not be modified or terminated, and no obligation of the Guarantor shall be discharged or impaired, or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement that it may have (now or in the future) by reason of, (i) any extension, regardless of length and whether preceded by another or others, of any of the Guaranteed Obligations, (ii) any renewal, refinancing, modification, waiver, assignment, amendment or replacement of any of the Guaranteed Obligations or any Loan Document, (iii) any acceleration of any of the Guaranteed Obligations,
(iv) any impairment, avoidance, replacement, release or discharge of or failure to take, hold, perfect, keep perfected or enforce any Lien upon any collateral or other security for any of the Guaranteed Obligations, (v) any delay in the exercise of or failure to exercise any right, remedy or power of the Lender under this Agreement or any other Loan Document, (vi) any illegality, invalidity or unenforceability of any Guaranteed Obligation or any Loan Document, (vii) any change in the time, place or manner of payment or performance of, or in any other term of the Guaranteed Obligations, (viii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, (ix) any change (including, without limitation, a change in ownership), restructuring or termination of the corporate structure, ownership or existence of the Borrower, or any insolvency, bankruptcy, liquidation, dissolution, winding up, reorganization or other similar proceeding (including any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations in or as a result of any such proceeding) affecting the Guarantor or the Borrower or any of their respective assets or any resulting restructuring, release or discharge of any Guaranteed Obligations, (x) the existence of any claim, setoff, counterclaim, recoupment or other rights that the Guarantor or the Borrower may have against Lender (other than a defense of payment or performance) or (xi) any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering a Loan Document or any existence of or reliance on any representation by Lender that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor (other than a defense of payment in full). The Guarantor knowingly, voluntarily, intentionally and irrevocably consents to the Lender's taking any action described in clauses (i) through (iii) of the preceding sentence without any notice to or consent of the Guarantor or any other Person. Without limiting the generality of the foregoing, the obligations of the Guarantor under this Agreement, and the rights of the Lender to enforce the same by proceedings, whether by action at Law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable Law, by: (i) the election by the Lender, in any bankruptcy proceeding of any Person, to apply or not apply Section 1111(b)(2) of the Chapter 11 of the United States Code; (ii) any extension of credit or the grant of any Lien under any bankruptcy, insolvency or other similar Law; (iii) any Contract or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (iv) any action taken by the Lender that is authorized by this Section 1(c) or any other provision of this Agreement; or (v) any other principle or provision of Law, statutory or otherwise, which is or might be in conflict with the terms hereof.
    Except as expressly set forth herein, the Guarantor knowingly, voluntarily, intentionally and irrevocably waives, without any notice, each act and other thing upon which, but for such waiver, any obligation of the Guarantor pursuant to this Agreement or any right, remedy or power of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement would or might be conditioned. In addition, the Guarantor also waives (i) any duty on the part of the Lender to disclose to the Guarantor any facts the Lender may now or hereafter know about the Borrower, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor; (ii) any other event or action (excluding compliance by the Guarantor with the provisions hereof) that would result in the discharge by operation of Law or otherwise of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement; and (iii) all rights to participate in any security now or hereafter held by the Lender.
    The Lender may deal with the Borrower in the same manner and as freely as if this Agreement did not exist. The Lender shall be entitled without notice to the Guarantor, among other things, to grant to the Borrower such extension or extensions of time to perform any act or acts as may seem advisable to the Lender at any time and from time to time, and to permit the Borrower to incur additional Indebtedness to the Lender without terminating, affecting or impairing the validity or enforceability of this Agreement or the obligations of the Guarantor hereunder.
    Until the termination of this Agreement as described in Section 4, the Guarantor shall not exercise, commence or prosecute and waives any claim any action or other legal proceeding relating to or otherwise enforce, or attempt or agree or otherwise incur any obligation to exercise, commence or prosecute any action or other legal proceeding relating to or otherwise enforce, whether now existing or hereafter arising or accruing, any right of subrogation, indemnification, reimbursement, exoneration, or contribution, or any similar right, against the Borrower or any other Person in connection with this Agreement or any of the Guaranteed Obligations or by reason of the payment by the Guarantor of any of the Guaranteed Obligations or the performance of this Agreement. Any amounts paid to the Guarantor on account of any such claim at any time when the Guaranteed Obligations shall not have been fully and finally paid shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and forthwith upon receipt by the Guarantor shall be turned over to Lender in the exact form received by the Guarantor (duly endorsed to the Lender by the Guarantor, if required), to be applied to the Guarantor's obligations under this Agreement, whether matured or unmatured, in such order and manner as the Lender may determine.
  Representations and Warranties. The Guarantor represents and warrants that (a) the Guarantor has the requisite legal capacity to execute, deliver and perform this Agreement, (b) this Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; (c) the Guarantor has received fair consideration and reasonably equivalent value in exchange for assuming the Guarantor's obligations under this Agreement; (d) the Guarantor (i) has read and understands the terms and conditions of the Loan Agreement and the other Loan Documents and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower, and has no need of, or right to obtain from the Lender, any credit or other information concerning the affairs, financial condition or business of the Borrower that may come under the control of the Lender; (e) the Guarantor's legal name is correctly set forth on the signature page hereto; (f) neither the execution, delivery and performance by the Guarantor of this Agreement nor compliance with the terms and provisions hereof (i) will contravene any provision of any Law applicable to the Guarantor or his properties and assets or (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any material Contract to which the Guarantor is a party or by which him or any of his property or assets are bound; (g) no Permit, order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority, is required to authorize or is required as a condition to the execution, delivery and performance by the Guarantor of this Agreement or the legality, validity, binding effect or enforceability of this Agreement; (h) there are no Legal Claims pending or, to, the knowledge of the Guarantor, threatened with respect to the Guarantor (i) that have, or could reasonably be expected to have, a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or property of the Guarantor or (ii) which question the validity or enforceability of this Agreement or of any action to be taken by the Guarantor pursuant to this Agreement; and (i) the Guarantor (i) is solvent and able to pay his debts as they mature, (ii) the Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay his debts, and (iii) the Guarantor is not entering into this Agreement with the intent to hinder, delay or defraud its creditors.
  Amendments; Waivers; Etc.
    No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Lender, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

    No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
  Release and Termination; Assignment.
    This Agreement is a continuing guarantee and shall (i) remain in full force and effect until the earlier of (A) the payment in full in cash of all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) and all other amounts payable under this Agreement and (B) the date upon which the Guarantor has made payments hereunder which are applied to the Guaranteed Obligations in an aggregate amount equal to the Maximum Guaranteed Obligations Amount and paid to the Lender all expenses described in Section 1(a); (ii) be binding upon the Guarantor, and the Guarantor's successors and permitted assigns and (iii) inure to the benefit of and be enforceable by the Lender and its successors and assigns. Upon the satisfaction of the conditions contained in the foregoing clause (i) of this Section 4, this Agreement shall be automatically discharged and terminated, provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Lender is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable Law, including Laws pertaining to bankruptcy or insolvency, this Agreement shall thereafter be enforceable against the Guarantor in accordance with its terms as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Lender, and whether or not the Lender relied upon such payment or credit or changed its position as a consequence thereof. The payment by the Guarantor of a portion, but not all, of the Guaranteed Obligations or any other amounts payable under this Agreement shall in no way limit or affect the Guarantor's liability for any portion of the Guaranteed Obligations or any other amounts payable under this Agreement to the extent provided for herein.

    This Agreement is delivered to the Lender by the Guarantor for business or commercial purposes. The Lender may proceed, either in its own name or in the name of the Guarantor, or otherwise, to protect and enforce any or all of its rights under this Agreement by suit in equity, action at Law or by other appropriate proceedings, or to take any action authorized or permitted under applicable Law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantor. Each and every remedy of the Lender shall, to the extent permitted by applicable Law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at Law or in equity.

    The Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement concurrently with an assignment of its rights and obligations under the Loan Agreement, in each case as provided in the Loan Agreement. This Agreement shall be binding upon the Guarantor and upon each successor, assignee and legal representative of the Guarantor, and shall inure to the benefit of, and be enforceable by, the Lender and each successor, assignee and legal representative of the Lender, except that the Guarantor may not assign or transfer any obligation pursuant to this Agreement without first obtaining the written consent of the Lender.
  Notices, Etc. All notices and other communications provided for hereunder shall be in writing and mailed, transmitted by email, or delivered to it, if to the Guarantor, addressed to it at the address listed for the Guarantor on the signature pages hereof, or if to the Lender, at the applicable address set forth in the Loan Agreement. Notices hereunder shall be deemed delivered and received upon earlier of actual receipt, within three business days after deposit into the United States mail (on a certified basis), or within one business day in the case of delivery by "overnight" delivery service.
7. Governing Law; Waiver of Jury Trial. Sections 8.8 and 8.9 of the Loan Agreement shall apply to this Agreement, mutatis mutandis.
  Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
  Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by emailed
.pdf shall be effective as delivery of a manually executed counterpart of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Limited Recourse Guaranty Agreement to be executed and delivered to the Lender as of the date first written above.

David Wilhelm Address for Notices:
c/o Hecate Global Renewables LLC 621 W. Randolph Street
Chicago, IL 60661
Email: dwilhelm@hgrenergy.com Attention: David Wilhelm

[Signature Page - Limited Recourse Guaranty Agreement]

Accepted and agreed as of the date first written above: ENERGEA PORTFOLIO 3 AFRICA, LLC, as the Lender
By: Name: Mike Silvestrini
Title:

[Signature Page - Limited Recourse Guaranty Agreement]

Exhibit C
Form of Secured Promissory Note (See attached.)

SECURED PROMISSORY NOTE
October 25, 2024
FOR VALUE RECEIVED, the undersigned, HECATE GLOBAL RENEWABLES LLC, a Delaware limited liability company ("Borrower"), hereby unconditionally promises to pay to the order of ENERGEA PORTFOLIO 3 AFRICA LLC, a Delaware limited liability company ("Lender") the unpaid principal amount of the then outstanding Advances plus all accrued interest thereon in accordance with the Loan Agreement (as herein after defined). All payments under this Secured Promissory Note must be made in lawful money of the United States of America and in same day funds to the Lender at an account notified to Borrower by the Lender in writing. Interest will be computed in the manner and at the rates specified in the Loan Agreement. "Loan Agreement" means the Loan and Security Agreement, dated as of the date hereof, between Borrower and Lender as amended or amended and restated from time to time. Each capitalized term not otherwise defined in this Secured Promissory Note has the meaning given to such term in the Loan Agreement.
This Secured Promissory Note is subject to the terms set forth in the Loan Agreement, including, without limitation, the payment terms set forth therein. Upon the occurrence and continuance of any one or more Events of Default, Lender shall have the rights and remedies provided in the Loan Documents. Except as otherwise provided herein, all payments under this Secured Promissory Note must be made to the Lender in same day funds, without deduction, setoff, or counterclaim of any kind.
If, however, any deduction or withholding of any Tax, assessment, fee, charge, fine or penalty is required by any Governmental Authority with respect to any payment on this Secured Promissory Note (a "Withholding"), then, Borrower will (i) make such Withholding, (ii) pay the amount of such Withholding as required by applicable Law and (iii) provide evidence of such payment to the Lender.
Borrower irrevocably authorizes Lender to make or cause to be made, on or about the time of either (i) the making of any Advance or (ii) receipt of any payment of principal, an appropriate notation on Schedule A of this Secured Promissory Note reflecting the making of such Advance or receipt of such payment and Lender shall, upon request of Borrower, promptly deliver a copy of this Secured Promissory Note containing the appropriate notation to Borrower. The outstanding amount of all Advances set forth on this Secured Promissory Note shall be prima facie evidence of the principal amount thereof owing and unpaid to Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of Borrower under the Loan Documents. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction, or mutilation of this Secured Promissory Note in a form reasonably satisfactory to Borrower, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank -- Signature page follows.]

EXECUTED on the date first above written.

HECATE GLOBAL RENEWABLES LLC

By: Name: [ ]
Title: [ ]

Signature Page - Secured Promissory Note

SCHEDULE A

ADVANCES MADE UNDER SECURED PROMISSORY NOTE

Date	Advance	Payment	Aggregate Amount of Advances

Exhibit D
Form of Subsidiary Pledge Agreement (See attached.)

PLEDGE AGREEMENT

This Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") is dated as of October 25, 2024, by and among HECATE GLOBAL RENEWABLES LLC, a Delaware limited liability company (the "Pledgor") and ENERGEA PORTFOLIO 3 AFRICA LLC, a Delaware limited liability company (the "Secured Party").
Background

    The Secured Party has agreed to make Advances to the Pledgor in accordance with and on the terms set forth in that certain Loan and Security Agreement dated as of the date hereof as amended (the "Loan Agreement") by and between the Pledgor and the Secured Party.
    Pursuant to the Loan Agreement, the Pledgor has granted the Secured Party a Lien in and to the Collateral which includes, but is not limited to, all of the equity securities of each Subsidiary which are owned by or hereinafter acquired by the Pledgor.
    As of the date hereof, (i) each of the Persons identified on Schedule A attached hereto are the only Subsidiaries and (ii) each of the Persons identified on Schedule B attached hereto are the only Persons that the Pledgor owns any capital securities of that are not Subsidiaries (such Persons together with any Persons who become Subsidiaries or any Person in which the Pledgor owns any capital securities that are not Subsidiaries, in each case after the date hereof, collectively, the "Pledged Entities").
    It is a condition to the consummation of the transactions contemplated by the Loan Agreement, that the Pledgor executes and delivers this Agreement and this Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations (as defined below).
    Capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.
Agreement

In consideration of the benefits accruing to the Pledgor under the Loan Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:
Section 1. Grant of Security Interest in the Collateral. As security for the Secured Obligations (as defined below), the Pledgor hereby grants to the Secured Party and its successors and assigns, a first priority Lien in and a continuing Lien on all right, title, and interest of the Pledgor in, to and under all of the following property, in each case, whether now owned or existing or, hereafter created, acquired or arising, and in whatever form:

1

      Pledged Securities. (i) All membership or other equity interests in each of the Pledged Entities (the "Pledged Equity") and any certificates representing such Pledged Equity (if any), (ii) unless otherwise provided herein, any and all payments and distributions of whatever kind or character, whether in cash (subject to the terms and conditions of this Agreement) or other property, at any time made, owing or payable to the Pledgor in respect of or on account of the Pledged Equity, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution of any of the Pledged Entities, distributions representing the complete or partial redemption of the Pledged Equity or repayment of capital contributions with respect to the Pledged Equity and the right to receive, receipt for, use, and enjoy all such payments and distributions, (iii) all books and records (in whatever form or media, including without limitation computerized records, software and disks) relating to any of the foregoing, (iv) all general intangibles relating to or arising out of any of the foregoing, (v) all rights to subscribe for securities declared or granted in connection therewith, (vi) all products and substitutions of any of the foregoing (including, without limitation, proceeds constituting any property of the types described above) and (vii) all other rights and privileges (including voting rights) incident to the Pledged Equity, including but not limited to all of the right, title and interest of Pledgor in, to and under its percentage interest, shares or units as an owner of any such Pledged Entity and all investment property in respect of such Pledged Equity, including, without limitation, the Pledgor's interests in (or allocations of) the profits, losses, income, gains, deductions, credits or similar items of each Pledged Entity (all of the foregoing being hereinafter referred to as the "Pledged Securities"); provided that in the event that during the term of this Agreement any reclassification, readjustment or other change is declared or made in the capital structure of a Pledged Entity, all new, substituted and additional participating or other equity interests issued by reason of any such change or acquisition shall be deemed to be part of the "Pledged Securities" under the terms of this Agreement in the same manner as the equity interests originally pledged hereunder; provided further that any additional equity interests of any Pledged Entity obtained by the Pledgor shall automatically and without any further action of any party hereto be deemed to be part of the Pledged Securities hereunder.
      Proceeds. All proceeds of the foregoing (such items, collectively, the
"Collateral").
All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Delaware ("UCC") (as in effect from time to time; provided that, if by reason of mandatory provisions of Law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may) be shall (whether or not capitalized) have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.
Notwithstanding anything herein to the contrary, if and to the extent the Pledged Securities consist of Pledged Equity in a foreign Person then, if and to the extent required by any applicable Law in order to avoid any adverse consequence to the Secured Party, the amount of such Pledged

Equity which shall constitute the Pledged Securities hereunder shall automatically, without any further of action of the parties, be limited to 65% of the Pledged Equity of such foreign Person.
Section 2. Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) all amounts (whether advances, interest or otherwise) and all other obligations of the Pledgor under the Loan Documents, which, for purposes of clarity, shall include interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) under any of the Loan Documents, (b) all costs and expenses incurred by the Secured Party under or in connection with any Loan Document; (c) all costs and expenses (including reasonable attorney fees and disbursements) incurred by the Secured Party in connection with collection or the enforcement of its rights under any Loan Document; and (d) and all other obligations and liabilities of the Pledgor to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (collectively, the "Secured Obligations"). The obligation to pay any amounts described in subclauses (b), (c) or (d) of this Section 2 shall survive the termination of this Agreement.
Section 3. Covenants, Agreements, Representations and Warranties. The Pledgor hereby covenants and agrees with, and represents and warrants to the Secured Party that:
  The Pledgor is duly organized and validly existing in good standing under the Laws of the jurisdiction of its organization. The Pledgor has the requisite power and authority to execute this Agreement, perform its obligations described herein and consummate the transactions described herein and this Agreement has been duly executed and delivered by the Pledgor. The Pledgor is the sole and lawful legal, record, and beneficial owner of the Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of its obligations herein provided for. The execution and delivery of this Agreement, and the performance of each of the obligations herein set forth, will not (i) contravene or constitute a default under (A) any applicable Law that is binding upon the Pledgor, (B) any provision of the Pledgor's certificate of formation, operating agreement or any other organizational documents or (C) any Contract that is binding on the Pledgor or its assets, including, without limitation, any of the Collateral or (ii) result in the creation or imposition of any Lien on any Collateral except for the Lien granted to the Secured Party hereunder. This Agreement is a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' or secured creditors' rights generally and subject to the qualification that general equitable principles may limit the availability of enforcement of certain remedies, including the remedy of specific performance.
  The Pledgor is the lawful owner of the Collateral pledged by it hereunder, and the Pledgor has the full right to deliver, pledge, assign and transfer the Collateral to the Secured Party hereunder; and the Collateral represents all of the Pledgor's interest in each Pledged Entity. The consummation of the transactions contemplated by this Agreement is permitted under the governance documents of all Pledged Entities (including, without limitation, the acquisition of any Collateral hereunder by the Secured Party (or its assigns or designees).
  The Collateral and every part thereof is and shall be free and clear of all Liens, except for the Lien granted to the Secured Party hereunder. The Pledgor shall warrant and defend the Collateral against any Legal Claims of all Persons at any time claiming the same or any interest in the Collateral adverse to the Secured Party.
  The pledge of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority Lien in the Pledged Securities (having priority over all other Liens) and all filing and other actions necessary or desirable to perfect and protect such Lien have been or, concurrently herewith, will be duly made or taken. Except for the filing of a UCC-1 in the State of Delaware, there are no filings or other actions necessary or desirable to perfect and protect the Liens granted herein.
  Except as described in the last sentence of Section 3(d), no additional permit, notice or consent of any Person (including each of the Pledged Entities) or Governmental Authority is required for (i) the pledge by the Pledgor of the Pledged Securities pursuant to this Agreement or the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection of the Secured Party's Lien in the Collateral, or (iii) the exercise by the Secured Party of the voting or other rights provided to it in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of the interests by Laws affecting the offering and sale of securities generally). Except as set forth in this Agreement, there are no filings or other actions necessary or desirable to perfect and protect the Liens granted herein.
  The Pledgor agrees to execute and deliver to the Secured Party such further agreements, assignments, instruments, and documents, and to do all such other things, as the Secured Party may deem reasonably necessary or appropriate to assure the Secured Party its first priority Lien hereunder, including, without limitation, such assignments, acknowledgments, membership interest or equity security powers, financing statements, and amendments thereof or supplements thereto, or other instruments and documents as the Secured Party may from time to time reasonably require in order to comply with the UCC (including, but not limited to, all actions necessary for the Secured Party to obtain possession or control as defined in Section 8-106 of the UCC). The Pledgor hereby authorizes the Secured Party to file any and all financing statements covering the Collateral or any part thereof as the Secured Party may require. The Pledgor here authorizes and directs each Pledged Entity that does not have certificated securities to register the Pledgor's pledge to the Secured Party of the applicable Collateral on the books of each such Pledged Entity.
  The Pledgor has on or prior to the date hereof delivered to the Secured Party all certificated Pledged Equity and stock powers or other transfer instruments with respect to each such certificated Pledged Equity endorsed in blank (in a form reasonably acceptable to the Secured Party) and assuming the Secured Party has taken and is retaining possession of such certificated Pledged Equity, the Secured Party has a valid, perfected security interest in such Collateral and the proceeds thereof free of all Liens.

  All documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Securities have been paid and will hereafter be paid by the Pledgor as such become due and payable.
  As of the date hereof, no effective election has been made under Article 8 of the UCC to cause uncertificated Pledged Securities to be deemed a security within the meaning of Article 8 of the UCC. The Pledgor hereby acknowledges and agrees that it shall not cause any Pledged Entity to (and the Pledged Entities shall not) make any such election under Article 8 of the UCC and any uncertificated Pledged Securities shall only be certificated upon not less than 30 days' prior written notice provided to the Secured Party in accordance with Section 10(b), and upon such certification, the Pledgor shall immediately deliver possession or grant control over such Pledged Securities to the Secured Party, accompanied by an instrument of assignment duly executed in blank by the Pledgor. The Pledgor shall cause (and each Pledged Entity shall update) the books of each applicable Pledged Entity to reflect the pledge of the uncertificated Pledged Securities. In addition to the covenants set forth above, the Pledgor hereby covenants that the Pledgor will not (and will cause each Pledged Entity not to) opt into Article 8 of the UCC.
  Possession and Control. The Pledgor hereby agrees to take any or all action that may be necessary or desirable or that the Secured Party may reasonably request in order for the Secured Party to obtain prompt possession or control in accordance with Sections 9-105 - 9-107 of the UCC with respect to the Pledged Securities (which actions may include (i) causing each Pledged Entity to register the Secured Party as the registered owner thereof on the books and records of such Pledged Equity or (ii) executing (and causing each Pledged Entity to execute) an agreement in form and substance satisfactory to the Secured Party, pursuant to which such Pledged Entity agrees to comply with the Secured Party's instructions with respect to such Collateral without further consent by the Pledgor).
  Until the repayment in full of all of the Secured Obligations, (i) the Pledgor shall not Transfer (as hereinafter defined) or grant options in any of the Collateral owned or hereinafter acquired by it or subject any of the Collateral owned by it to any Lien except for the Lien granted to the Secured Party under this Agreement, (ii) the Pledgor shall not enter into any Contract or permit to exist any Lien or other charge, claim, right or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the Lien created hereby;
(iii) the Pledgor shall not take or fail to take any action which would in any manner impair the enforceability of Secured Party's Lien in any of the Collateral, (iv) the Pledgor shall not enter into any Contract or permit to exist any restriction with respect to any of its right, title and interest in or to the Collateral other than pursuant hereto and (v) except as permitted under the Loan Agreement, each Pledged Entity shall not issue or sell any equity securities or any securities convertible into or exercisable or exchangeable into any equity securities of such Pledged Entity. "Transfer" means a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), or an agreement to do any of the foregoing.
  So long as any of the Secured Obligations remain outstanding, the Pledgor shall, unless the Secured Party shall otherwise consent in writing, at its sole expense promptly deliver to Secured Party such documents, reasonably satisfactory in form and substance to Secured Party, with respect to the Collateral as the Secured Party may reasonably request to preserve and protect, and to enable Secured Party to enforce, its rights and remedies hereunder.
Section 4. Waivers. The Secured Party may, at any time after the occurrence and continuance of an Event of Default, exercise all remedies available to it hereunder on the terms and conditions set forth herein. The Secured Party may, from time to time, and in accordance with the Loan Documents, without notice to Pledgor, take any or all of the following actions: (i) retain or obtain a Lien upon, or a security interest in, any property to secure the Secured Obligations or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Secured Obligations or any obligation hereunder; (iii) extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Secured Obligations, or release or compromise any obligation of the Pledgor or any obligation of any nature of any other obligor with respect to any of the Secured Obligations; (iv) release or fail to perfect its Lien upon, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of the Pledgor or other obligor with respect to any such property; and (v) upon the occurrence and during the continuance of an Event of Default, resort to the Collateral (without any marshaling) for payment of any of the Secured Obligations, whether or not the Secured Party (A) shall have resorted to any other property securing any of the Secured Obligations or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by the Pledgor).
Section 5. Voting Rights and Dividends. Unless and until the occurrence and continuance of an Event of Default:
  Subject to the terms of this Agreement, the Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral or any part thereof, for all purposes, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of any Loan Documents, which would have a material adverse effect on the rights of the Secured Party under this Agreement or any other Loan Document or which would constitute or create any violation of any of such terms;
  Subject to the terms of this Agreement, the Pledgor shall be entitled to receive and retain all dividends and distributions in respect of the Collateral which are paid in cash or other property of whatsoever nature (but if equity securities or securities convertible into or exercisable for equity securities are distributed or dividended to the Pledgor, all such securities shall be subject to the terms of this Agreement); and
  In order to permit the Pledgor to exercise such voting and/or consensual powers which it is entitled to exercise under subsection (a) above and to receive such distributions which the Pledgor is entitled to receive and retain under subsection (b) above, the Secured Party will, if necessary, upon the written request of the Pledgor, from time to time prior to the occurrence and continuance of any Event of Default, execute and deliver to the Pledgor appropriate proxies and distribution orders.
Section 6. Power of Attorney. In addition to any other powers of attorney contained herein, after the occurrence and continuance of an Event of Default the Pledgor hereby appoints the Secured Party or its nominee with full power and authority to: exercise all voting rights with respect to the Collateral or any part thereof; to endorse or sign the Pledgor's name on assignments, stock powers or other instruments of transfer; and to do all things necessary to carry out this Agreement. The Pledgor agrees that neither the Secured Party nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or Law other than such Person's gross negligence or willful misconduct; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations (other than contingent obligations for which no claims have been asserted) have been fully paid and satisfied.
Section 7. Defaults and Remedies.
  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, in addition to all other rights provided herein or by Law, the rights and remedies of a secured party under the UCC, and further the Secured Party may, except as otherwise provided in this Agreement, the UCC or applicable Law, without demand and, to the extent permitted by applicable Law, without advertisement, notice, hearing or process of Law, all of which the Pledgor hereby waives to the extent permitted by applicable Law, at any time or times, sell and deliver any or all of the Collateral held by or for it at public or private sale, at any securities exchange or broker's board or at any of the Secured Party's offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable to obtain the best possible price for the Collateral. In addition to all other sums due to the Secured Party hereunder, Pledgor shall pay the Secured Party all reasonable out-of-pocket expenses incurred by the Secured Party, including reasonable fees, charges and disbursements of counsel and court costs, in obtaining, liquidating or enforcing payment of Collateral or in the prosecution or defense of any action or proceeding by or against the Secured Party by the Pledgor or any Pledged Entity concerning any matter arising out of or connected with this Agreement or the Collateral, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor Law or similar foreign Law). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Pledgor in accordance with Section 10(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, that no notification need be given to the Pledgor if the Pledgor has signed, after an Event of Default has occurred and is continuing, a statement renouncing any right to notification of sale or other intended disposition. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. At any sale made pursuant to this Section 7, the Secured Party may bid for or purchase the Pledged Equity and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Pledgor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such Pledged Equity without further accountability to the Pledgor therefor. To the extent permitted by applicable Law, the Pledgor hereby waives all of its rights of redemption from any such sale. The Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place.
  The Pledgor agrees that if any part of the Collateral is sold at any public or private sale, the Secured Party may elect to sell only to a buyer who will give further assurances, satisfactory in form and substance to the Secured Party, respecting compliance with the requirements of the United States Securities Act of 1933, as amended, and applicable state and foreign securities Laws, and a sale subject to such condition shall be deemed commercially reasonable. The Pledgor further agrees (and shall cause each Pledged Entity to), after an Event of Default has occurred and is continuing, and upon written request from the Secured Party, to (A) deliver to the Secured Party such information in the Pledgor's or such Pledged Entity's possession or control as the Secured Party shall reasonably request for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of such Pledged Securities or other Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of such Pledged Securities or other Collateral valid and binding and in compliance with any and all applicable Laws, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities, domestic or foreign, having jurisdiction over any such offer, sale or resale. Without limiting the foregoing, if the Secured Party decides to exercise its right to sell all or any of the Pledged Securities or other Collateral, in each case in accordance with the terms of this Agreement, upon written request, the Pledgor shall (and shall cause each Pledged Entity to) furnish or cause to be furnished to the Secured Party all such information as the Secured Party may request in order to qualify such Pledged Securities or other Collateral as exempt securities, or the sale or resale of such Pledged Securities or other Collateral as exempt transactions, under federal , state or foreign securities Laws. The Pledgor and each Pledged Entity agrees to use commercially reasonable efforts to: (i) allow Secured Party and any underwriter access at reasonable times and places to the books, records and premises of any Pledged Entity, or any of their respective Subsidiaries, as applicable; (ii) assist the Secured Party, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and (iii) cause any independent public accountant for any Pledged Entities, or any of its respective Subsidiaries, as applicable, to furnish a letter to the Secured Party and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.
  The Pledgor further agrees that in any sale of any part of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
  Without in any way limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 5(b) hereof shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party which, in addition to all other rights provided herein or by Law, shall then be entitled solely and exclusively to receive and retain the distributions which the Pledgor would otherwise have been authorized to retain pursuant to Section 5(b) hereof and all rights of the Pledgor to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 5(a) hereof shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party which, in addition to all other rights provided herein or by Law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Collateral and to exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining thereto as if the Secured Party were the absolute owner thereof, including the right to exchange, at its discretion, the Collateral or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Pledged Entity or upon the exercise by or on behalf of a Pledged Entity or the Secured Party of any right, privilege or option pertaining to the Collateral or any part thereof and, in connection therewith, to deposit and deliver the Collateral or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine.
  Upon the occurrence and continuance of an Event of Default, the Pledgor hereby irrevocably constitutes and appoints the Secured Party as its proxy and attorney-in-fact with respect to its Collateral, including the right to vote such Collateral, with full power of substitution to do so. In addition to the right to vote any such Collateral, the appointment of the agent as proxy and attorney-in-fact upon the occurrence and continuance of an Event of Default shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of such Collateral would be entitled (including giving or withholding written consents of shareholders or other equity holders, calling special meetings of shareholders or other equity holders and voting at such meetings). The foregoing powers of attorney and proxy, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied (other than contingent indemnification obligations for which no claims has been asserted). After the occurrence and during the continuance of an Event of Default, upon the request of the Secured Party, the Pledgor agrees to deliver to the Secured Party, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Securities as the Secured Party may request.
  The powers conferred upon the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose on the Secured Party any duties to exercise such powers. The Secured Party shall have no responsibility (other than to act in a commercially reasonable manner) for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Pledgor in any way related to the Collateral, and the Secured Party shall have no duty or obligation to discharge any such duty or obligation. Neither the Secured Party nor any party acting as attorney for any Secured Party shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or Law other than such Person's gross negligence or willful misconduct; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages.
  Failure by the Secured Party to exercise any right, remedy or option under this Agreement, or delay by the Secured Party in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Party under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have.
  The Pledgor during the continuance of an Event of Default shall cause each Pledged Entity to comply with all instructions originated by the Secured Party concerning any Collateral without further consent by the beneficial owner of such Collateral.
  The Pledgor shall indemnify, defend and hold harmless the Secured Party and its officers, directors, managers, equityholders, agent, representative and every attorney appointed pursuant to this Agreement (a) in respect of all liabilities and expenses incurred by them in good faith in the execution, enforcement or purported execution of any rights, powers or discretions vested in them pursuant to this Agreement, and (b) for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions hereunder except that Secured Party and its officers, directors, managers, equityholders, agent, representative and every attorney will be liable for any liabilities, expenses and losses which arise as a result of their own willful misconduct or gross negligence. The obligations described in this Section 7(i) shall survive the termination of this Agreement.
Section 8. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Secured Party upon the occurrence and during the continuance of an Event of Default shall, when received by the Secured Party in cash or its equivalent, be applied by the Secured Party in reduction of the Secured Obligations in accordance with the Loan Agreement. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgor. To the extent the Secured Party holds a Lien in other assets or interests of any of the Pledgor, nothing contained herein shall require the Secured Party to proceed against any Lien in any of the assets or interests of the Pledgor prior to enforcing its rights against the Collateral.
Section 9. Continuing Agreement. Except as otherwise provided herein, this Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied (other than contingent obligations for which no claims has been asserted). Upon such termination of this Agreement, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than (i) contingent obligations for which no claim has been asserted, (ii) those obligations expressly stated to survive such termination and (iii) claims arising from the Pledger's breach of this Agreement prior to its termination) of the Pledgor and the Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party and all rights to the then remaining Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor, following any such termination, the Secured Party shall deliver to the Pledgor any then remaining Collateral held by the Secured Party hereunder and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
Section 10. Miscellaneous.
  None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except in a writing signed by the Pledgor and the Secured Party; provided that the consent of the Pledgor shall not be required to update Schedule A or Schedule B for the purpose of adding additional Pledged Entities. This Agreement shall create a continuing lien on and first priority security interest in the Collateral and shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, and its successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder without the Secured Party's prior written consent.
  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Secured Party at its address specified in the Loan Agreement, and to the Pledgor at its address specified in the Loan Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
  In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any Law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such Law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.
  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. The Pledgor's transmission of a signed copy of this Agreement by email or by facsimile constitutes execution and delivery of this Agreement by the Pledgor and is as effective as the Pledgor manually executing and delivering an original signed Agreement to the Secured Party.

  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.
  Arbitration/Consent to Jurisdiction.
    Any dispute, claim or controversy arising out of or relating to this Agreement, including the determination of the applicability, enforceability or scope of this agreement to arbitrate, will be determined by arbitration in New York, New York before one arbitrator. The arbitration will be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be confirmed, entered and docketed in any court having jurisdiction. If the parties cannot agree on a single arbitrator reasonably acceptable to both parties, one will be appointed by JAMS. The arbitrator (if appointed by JAMS) will be a retired judge from a federal court in the Southern District of New York or a lawyer admitted to practice in the State of New York with at least 25 years' active legal practice in commercial lending transactions based in the State of New York. All objections are reserved for the arbitration hearing, except for objections based on privilege and proprietary or confidential information. The arbitrator may not modify the terms of this Agreement or any other Loan Document. A transcription of the hearing will be made and the arbitrator will provide a reasoned decision in writing. The parties will keep confidential all matters relating to the arbitration, the arbitration award and any challenge or appeal, except as may be necessary (i) to prepare for or conduct the arbitration hearing on the merits, (ii) in connection with a court application for a preliminary remedy, (iii) in connection with a judicial challenge to an arbitration award or its enforcement, (iv) in connection with an appeal of the arbitration award, as permitted under this Agreement, or its confirmation, entering, docketing or enforcement, (v) to comply with applicable Law or judicial decision, or (vi) to comply with any applicable stock exchange rules. Except as provided in this Agreement, the parties must commence and pursue arbitration to resolve all disputes arising under or relating to this Agreement prior to commencement of any legal action.
    It is the parties intention that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the choice of substantive Law under this Agreement, the Federal Arbitration Act will apply to the arbitration of all disputes, including the breach of this Agreement.
    If it is determined that the requirement to arbitrate is unenforceable, and after any and all final appeals the decision is upheld, the parties agree to litigate in any state court or federal court located in the Southern District of New York, and these courts will have exclusive jurisdiction to entertain any proceeding in respect of this Agreement, and the parties will submit to the jurisdiction of such courts in all matters relating to or arising out of this Agreement. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.
    Any arbitration award will have a binding effect only on the actual dispute arbitrated, and will not have any collateral effect on any other dispute whatsoever, whether in arbitration, litigation or other dispute resolution proceeding.
    If a party (1) commences action in any court, except to compel arbitration, or except as specifically permitted under this Agreement, prior to an arbitrator's final decision, or (2) commences any arbitration or litigation in any forum except where permitted under this Agreement, then that party must commence arbitration (or litigation, if permitted under this Agreement), in a permitted forum prior to any award or final judgment and such party will be responsible for all expenses incurred by the other party as a result of the failure to bring suit in accordance with this Agreement, including reasonable legal fees.
    The parties adopt and will implement the JAMS Optional Arbitration Appeal Procedures (as it exists on the effective date of this Agreement) with respect to a final award in an arbitration arising out of or relating to this Agreement, if that award requires the payment of monetary damages in excess of US $500,000 (with this dollar value to be indexed from the date of this Agreement based on the annual rate of inflation in the United States). The JAMS appeal panel will determine whether such appeal threshold has been met. If the appeal panel consists of three members and the parties do not reasonably agree on such members, the Chair will be a retired judge from a federal court located in the Southern District of the State of New York and one member will be a lawyer admitted to practice in the State of New York with at least 25 years' active legal practice in commercial lending transactions based in the State of New York. Judgment on any revised award may be confirmed, entered and docketed in any court having jurisdiction. The same confidentiality provision that apply to the parties with respect to the original arbitration will apply to the appeal.
    If JAMS is no longer in business, an alternative administrative arbitration agency will be selected by mutual agreement of the parties. If they cannot agree, the parties will apply to a court of competent jurisdiction to select the agency. In the event of any conflict between the rules and procedures of JAMS or an alternate administrative arbitration agency and the provisions of this Section 10(f), the provisions of this Section 10(f) will prevail.
    Notwithstanding anything to the contrary herein after the occurrence and during the continuance of an Event of Default, nothing in this Section 10(f) shall limit the rights or remedies of the Secured Party under this Agreement or any other Loan Document and the Secured Party shall not be required to institute a claim for arbitration under this Section 10(f) prior to instituting any Legal Claim in court.
  Expenses; Secured Party's Lien. The Pledgor will forthwith upon demand pay to the Secured Party:

    the amount of any taxes which the Secured Party may have been required to pay by reason of the Liens (including any applicable transfer taxes) or to free any of the Collateral from any Liens other than those created under this Agreement; and
    the amount of any and all costs and expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the recordation, administration of this Agreement (ii) the custody, preservation, use or operation or collection, sale or other disposition of any of the Collateral (iii) the exercise by the Secured Party of any of the powers conferred upon it hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.
Section 11. In the event that after the date hereof the Pledgor desires to acquire any capital securities of a Pledged Entity or any other Person or any securities convertible into or exercisable or exchangeable for capital securities of a Pledged Entity or any other Person in accordance with the Loan Agreement, then prior to consummating such acquisition, the Pledgor shall (a) to provide to the Secured Party appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such any such securities described herein, in form and substance satisfactory to the Secured Party, and (b) provide to the Secured Party all other documentation in form and substance reasonably satisfactory to the Secured Party that in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.
PLEDGOR

HECATE GLOBAL RENEWABLES LLC

By: Name:
Title:

Acknowledged and agreed to as of the date first above written.
ENERGEA PORTFOLIO 3 AFRICA LLC, as
Secured Party

By: Name: Mike Silvestrini Title:

Acknowledged and agreed to as of the date first above written.
HGR GIBB Energy (PTY) Ltd.

By: Name:
Title:

SCHEDULE A
PLEDGED ENTITIES AND PLEDGED EQUITY

Name of Subsidiary	Interests in Subsidiary Held by Pledgor	Certificate No.	Jurisdiction of Organization	Percentage of Interest in Subsidiary (Voting)	Percentage of Interests in Subsidiary (Economic)
HGR GIBB Energy (PTY) Ltd.	61 Ordinary shares	2	South Africa	51%	51%

SCHEDULE B TO PLEDGE AGREEMENT

None.

Exhibit E
Form of Borrower Pledge Agreement (See attached.)

PLEDGE AGREEMENT

This Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") is dated as of October 25, 2024, by and among those persons identified in Schedule A (each a "Pledgor" and collectively, the "Pledgors") and ENERGEA PORTFOLIO 3 AFRICA LLC, a Delaware limited liability company (the "Secured Party").
Background

  As of the date hereof, all of the capital securities of Hecate Global Renewables, LLC, a Delaware limited liability company (the "Company") are owned beneficially and of record by Hecate Holdings LLC ("Holdings") as more fully described on Schedule B.
  Prior to the date hereof, Holdings, David Wilhelm, Jason Harlan and Andrew Smith-Maxwell executed a term sheet providing for a reorganization of the Company, after which the outstanding capital securities of the Company shall be owned beneficially and of record by the Pledgors as will be more fully described on Schedule C (the "Reorganization").
  Concurrently with the execution and delivery of this Agreement, the Secured Party and the Company are entering into that certain Loan and Security Agreement dated as of the date hereof, as amended from time to time (the "Loan Agreement").
  As a condition to the closing of the transactions contemplated by the Loan Agreement, it is a condition that the Pledgors execute and deliver this Agreement to the Secured Party to secure the Secured Obligations (as defined below).
  (i) As of the date hereof, Holdings owns all of the issued and outstanding capital securities of the Company and (b) after giving effect to the Reorganization, the Pledgors collectively will own all of the issued and outstanding capital securities of the Company, and as such, the Pledgors will receive substantial direct and indirect benefits from the execution, delivery and performance of the Loan Agreement and therefore, will enter into this Agreement.
  Capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.
Agreement

In consideration of the benefits accruing to the Pledgors under the Loan Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:
Section 1. Grant of Security Interest in the Collateral. As security for the Secured Obligations (as defined below), each Pledgor hereby grants to the Secured Party and its successors and assigns, a first priority Lien in and a continuing Lien on all right, title, and interest of such Pledgor in, to and under all of the following property, in each case, whether now owned or existing or, hereafter created, acquired or arising, and in whatever form:

    Pledged Securities. (i) All membership or other equity interests in the Company (the "Pledged Equity") and any certificates representing such Pledged Equity (if any),
(ii) unless otherwise provided herein, any and all payments and distributions of whatever kind or character, whether in cash (subject to the terms and conditions of this Agreement) or other property, at any time made, owing or payable to such Pledgor in respect of or on account of the Pledged Equity (a) owned by such Pledgor as of the date hereof as described on Schedule B or (b) hereinafter acquired by such Pledgor as will be described on Schedule C, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution of the Company, distributions representing the complete or partial redemption of the Pledged Equity (a) owned by such Pledgor as of the date hereof as described on Schedule B or (b) hereinafter acquired by such Pledgor as will be described on Schedule C or repayment of capital contributions with respect to the Pledged Equity (a) owned by such Pledgor as of the date hereof as described on Schedule B or (b) hereinafter acquired by such Pledgor as will be described on Schedule C and the right to receive, receipt for, use, and enjoy all such payments and distributions,
(iii) all books and records (in whatever form or media, including without limitation computerized records, software and disks) relating to any of the foregoing, (iv) all general intangibles relating to or arising out of any of the foregoing, (v) all rights to subscribe for securities declared or granted in connection therewith, (vi) all products and substitutions of any of the foregoing (including, without limitation, proceeds constituting any property of the types described above) and (vii) all other rights and privileges (including voting rights) incident to the Pledged Equity (a) owned by such Pledgor as of the date hereof as described on Schedule B or (b) hereinafter acquired by such Pledgor as will be described on Schedule C, including but not limited to all of the right, title and interest of such Pledgor in, to and under its percentage interest or units as an owner of the Company and all investment property in respect of such Pledged Equity, including, without limitation, such Pledgor's interests in (or allocations of) the profits, losses, income, gains, deductions, credits or similar items of the Company (all of the foregoing being hereinafter referred to as the "Pledged Securities"); provided that in the event that during the term of this Agreement any reclassification, readjustment or other change is declared or made in the capital structure of the Company (including, without limitation, the Reorganization), all new, substituted and additional participating or other equity interests issued by reason of any such change or acquisition shall be deemed to be part of the "Pledged Securities" under the terms of this Agreement in the same manner as the equity interests originally pledged hereunder; provided further that any additional equity interests of the Company obtained by such Pledgor shall automatically and without any further action of any party hereto be deemed to be part of the Pledged Securities hereunder.
    Proceeds. All proceeds of the foregoing (such items, collectively, the
"Collateral").
All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Delaware ("UCC") (as in effect from time to time; provided that, if by reason of mandatory provisions of Law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may) be shall (whether or not capitalized) have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.
Section 2. Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) all amounts (whether advances, interest or otherwise) and all other obligations of the Company under the Loan Documents and the Pledgors under this Agreement (collectively, the "Secured Obligations"), which, for purposes of clarity, shall include interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) under any Loan Document, (b) all costs and expenses incurred by the Secured Party under or in connection with any Loan Document; (c) all costs and expenses (including reasonable attorney fees and disbursements) incurred by the Secured Party in connection with collection or the enforcement of its rights under any Loan Document; and (d) and all other obligations and liabilities of the Company or a Pledgor to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses. The obligation to pay any amounts described in subclauses (b), (c) or (d) of this Section 2 shall survive the termination of this Agreement.
Section 3. Covenants, Agreements, Representations and Warranties. Each Pledgor, severally and not jointly, hereby covenants and agrees with, and represents and warrants to the Secured Party that:
  If a Pledgor is an entity, such Pledgor (i) is duly organized and validly existing and in good standing under the applicable Laws of its jurisdiction of organization, (ii) has the requisite entity power and authority to execute this Agreement, perform its obligations described herein and consummate the transactions described herein and (iii) this Agreement (including any Schedules hereto) has been duly executed and delivered by such Pledgor. If a Pledgor is a natural person, such Pledgor has the requisite legal capacity, power and authority to enter into this Agreement, perform its obligations described herein and consummate the transactions described herein and this Agreement (including any Schedules hereto) has been duly executed and delivered by such Pledgor. The execution and delivery of this Agreement, and the performance of each of the obligations herein set forth, will not (i) contravene or constitute a default under (A) any applicable Law that is binding upon a Pledgor, (B) if such Pledgor is an entity, any provision of such Pledgor's organizational documents or (C) any Contract that is binding on a Pledgor or its assets, including, without limitation, any of the Collateral owned by such Pledgor or (ii) result in the creation or imposition of any Lien on any Collateral owned by it except for the Lien granted to the Secured Party hereunder. This Agreement is the legal, valid and binding obligation of, and enforceable against, each Pledgor in accordance with its terms and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' or secured creditors' rights generally and subject to the qualification that general equitable principles may limit the availability of enforcement of certain remedies, including the remedy of specific performance.

  Each Pledgor is, or will be after the Reorganization, the lawful owner of the Collateral pledged by it hereunder, and each Pledgor has and shall have after the Reorganization the full right to deliver, pledge, assign and transfer such Collateral to the Secured Party hereunder; and such Collateral represents all of such Pledgor's interest in the Company, and there is no Pledged Equity held by any other Person other than a Pledgor hereunder. The Collateral owned by each Pledgor and every part thereof is and shall be free and clear of all Liens except for the Lien granted to the Secured Party hereunder. Each Pledgor shall warrant and defend the Collateral owned by it against any Legal Claims of all Persons at any time claiming the same or any interest in such Collateral.
  Each Pledgor represents and warrants to Secured Party that: (i) none of the Collateral is certificated and (ii) all documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Securities have been paid and will hereafter be paid by such Pledgor as such become due and payable.
  The pledge of the Pledged Securities owned by each Pledgor pursuant to this Agreement creates a valid and perfected first priority Lien in the Pledged Securities owned by such Pledgor (having priority over all Liens) and all filing and other actions necessary or desirable to perfect and protect such Lien have been or, concurrently herewith, will be duly made or taken.
  No additional permit, notice or consent of any Person or Governmental Authority is required for (i) the pledge by each Pledgor of the Pledged Securities owned by such Pledgor pursuant to this Agreement or the execution, delivery or performance of this Agreement by such Pledgor, (ii) the perfection of the Secured Party's Lien in the Collateral owned or hereinafter acquired by such Pledgor, or (iii) the exercise by the Secured Party of the voting or other rights provided to it in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of the interests by Laws affecting the offering and sale of securities generally).
  Each Pledgor agrees to execute and deliver to the Secured Party such further agreements, assignments, instruments, and documents, and to do all such other things, as the Secured Party may deem reasonably necessary or appropriate to assure the Secured Party its first priority Lien hereunder, including, without limitation, such assignments, acknowledgments, membership interest or equity security powers, financing statements, and amendments thereof or supplements thereto, or other instruments and documents as the Secured Party may from time to time reasonably require in order to comply with the UCC (including, but not limited to, all actions necessary for the Secured Party to obtain possession or control as defined in Section 8-106 of the UCC). Each Pledgor hereby authorizes the Secured Party to file any and all financing statements covering the Collateral owned by it or any part thereof as the Secured Party may require. Each Pledgor hereby authorizes and directs the Company to register such Pledgor's pledge to Secured Party, of the Collateral on the books of the Company.
  As of the date hereof, no effective election has been made under Article 8 of the UCC to cause the Pledged Securities to be deemed a security within the meaning of Article 8 of the UCC and the Pledged Securities are uncertificated. Each Pledgor hereby acknowledges and agrees that it shall not cause the Company to (and the Company shall not) make any such election under Article 8 of the UCC and the Pledged Securities shall only be certificated upon not less than 30 days' prior written notice provided to the Secured Party in accordance with Section 10(b), and upon such certification, each Pledgor shall immediately deliver possession or grant control over the Pledged Securities owned by such Pledgor to the Secured Party, accompanied by an instrument of assignment duly executed in blank by such Pledgor. Each Pledgor shall cause (and the Company shall update) the books of the Company to reflect the pledge of the Pledged Securities. In addition to the covenants set forth above, each Pledgor hereby covenants that such Pledgor will not (and will cause the Company not to) opt into Article 8 of the UCC.
  The Company and each Pledgor hereby agree to take any or all action that may be necessary or desirable or that the Secured Party may reasonably request in order for the Secured Party to obtain prompt possession or control in accordance with Sections 9-105 - 9-107 of the UCC with respect to the Pledged Securities owned by such Pledgor (which actions may include (i) registering the Secured Party as the registered owner thereof on the books and records of the Company or (ii) executing an agreement in form and substance satisfactory to the Secured Party, pursuant to which the Company agrees to comply with the Secured Party's instructions with respect to such Collateral without further consent by any Pledgor). Concurrently with the closing of the Reorganization, the Company shall provide the Secured Party with an updated Schedule C reflecting all of the issuances which occurred in the Reorganization.
  Until the repayment in full of all of the Secured Obligations, (i) no Pledgor shall Transfer (as hereinafter defined) or grant options in any of the Collateral owned or hereinafter acquired by it or subject any of the Collateral owned by it to any Lien except for the Lien granted to the Secured Party under this Agreement, (ii) no Pledgor shall enter into any Contract or permit to exist any Lien or other charge, claim, right or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the Lien created hereby, (iii) no Pledgor shall take or fail to take any action which would in any manner impair the enforceability of the Secured Party's Lien in any of the Collateral, (iv) no Pledgor shall enter into any Contract or permit to exist any restriction with respect to any of its right, title and interest in or to the Collateral other than pursuant hereto and (v) except as otherwise permitted under the Loan Agreement, the Company shall not issue or sell any equity securities or any securities convertible into or exercisable or exchangeable into any equity securities of the Company. "Transfer" means a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), or an agreement to do any of the foregoing.
  So long as any of the Secured Obligations remain outstanding, each Pledgor shall, unless the Secured Party shall otherwise consent in writing at its sole expense, promptly deliver to Secured Party such documents, reasonably satisfactory in form and substance to Secured Party, with respect to the Collateral as the Secured Party may reasonably request to preserve and protect, and to enable Secured Party to enforce, its rights and remedies hereunder.
  Each Pledgor hereby consents to the admission of the Secured Party (and/or its assigns or designees) as a member of the Company upon the Secured Party's acquisition of any Collateral in accordance with the terms of the Loan Documents and waives any and all transfer restrictions or prohibitions under the Company's amended and restated limited liability company agreement as of September 5, 2024 or otherwise with respect to the acquisition by the Secured Party (and/or its assigns or designees) of any Collateral.
Section 4. Waivers The Secured Party may, at any time after the occurrence and continuance of an Enforcement Event (as hereinafter defined), exercise all remedies available to it hereunder on the terms and conditions set forth herein. The Secured Party may, from time to time, and in accordance with the Loan Documents, without notice to Pledgors, take any or all of the following actions: (i) retain or obtain a Lien upon, or a security interest in, any property to secure the Secured Obligations or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Secured Obligations or any obligation hereunder; (iii) extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Secured Obligations, or release or compromise any obligation of the Borrower or any obligation of any nature of any other obligor with respect to any of the Secured Obligations; (iv) release or fail to perfect its Lien upon in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of the Borrower or any Pledgor or other obligor with respect to any such property; and (v) upon the occurrence and during the continuance of an Enforcement Event, resort to the Collateral (without any marshaling) for payment of any of the Secured Obligations, whether or not the Secured Party (A) shall have resorted to any other property securing any of the Secured Obligations or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by Pledgors). "Enforcement Event" means (i) a default by any Pledgor or the Company in the due observance or performance of any covenant or agreement contained herein, (ii) any representation or warranty made by any Pledgor herein is not true and correct in all respects when made or (iii) the occurrence of any Event of Default.
Section 5. Voting Rights and Dividends. Unless and until the occurrence and continuance of an Enforcement Event:
  Subject to the terms of this Agreement, each Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral owned or hereinafter acquired by it or any part thereof, for all purposes, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of any Loan Documents, which would have a material adverse effect on the rights of the Secured Party under this Agreement or any other Loan Document or which would constitute or create any violation of any of such terms;
  Subject to the terms of this Agreement, each Pledgor shall be entitled to receive and retain all dividends and distributions in respect of the Collateral owned by it which are paid in cash or other property of whatsoever nature (but if equity securities or securities convertible into or exercisable for equity securities are distributed or dividended to any Pledgor, all such securities shall be subject to the terms of this Agreement); and

  In order to permit each Pledgor to exercise such voting and/or consensual powers which it is entitled to exercise under subsection (a) above and to receive such distributions which each Pledgor is entitled to receive and retain under subsection (b) above, the Secured Party will, if necessary, upon the written request of such Pledgor, from time to time prior to the occurrence and continuance of any Enforcement Event, execute and deliver to such Pledgor appropriate proxies and distribution orders.
Section 6. Power of Attorney. In addition to any other powers of attorney contained herein, after the occurrence and continuance of an Enforcement Event each Pledgor hereby appoints the Secured Party or its nominee with full power and authority to: exercise all voting rights with respect to the Collateral owned by such Pledgor or any part thereof; to endorse or sign such Pledgor's name on assignments, stock powers or other instruments of transfer; and to do all things necessary to carry out this Agreement. Each Pledgor agrees that neither the Secured Party nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or Law other than such Person's gross negligence or willful misconduct; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations (other than contingent obligations for which no claims have been asserted) have been fully paid and satisfied.
Section 7. Defaults and Remedies.
  Upon the occurrence and during the continuance of an Enforcement Event, the Secured Party shall have, in addition to all other rights provided herein or by Law, the rights and remedies of a secured party under the UCC, and further the Secured Party may, except as otherwise provided in this Agreement, the UCC or applicable Law, without demand and, to the extent permitted by applicable Law, without advertisement, notice, hearing or process of Law, all of which each Pledgor hereby waives to the extent permitted by applicable Law, at any time or times, sell and deliver any or all of the Collateral held by or for it at public or private sale, at any securities exchange or broker's board or at any of the Secured Party's offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable to obtain the best possible price for the Collateral. In addition to all other sums due to the Secured Party hereunder, the Pledgors, jointly and severally, shall pay the Secured Party all reasonable out-of-pocket expenses incurred by the Secured Party, including reasonable fees, charges and disbursements of counsel and court costs, in obtaining, liquidating or enforcing payment of Collateral or in the prosecution or defense of any action or proceeding by or against the Secured Party by all or any portion of the Pledgors concerning any matter arising out of or connected with this Agreement or the Collateral, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor Law). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to each Pledgor in accordance with Section 10(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, that no notification need be given to a Pledgor if such Pledgor has signed, after an Enforcement Event has occurred and is continuing, a statement renouncing any right to notification of sale or other intended disposition. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. At any sale made pursuant to this Section 7, the Secured Party may bid for or purchase the Pledged

Equity and may make payment on account thereof by using any claim then due and payable to the Secured Party from a Pledgor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such Pledged Equity without further accountability to the Pledgors thereof. To the extent permitted by applicable Law, each Pledgor hereby waives all of its rights of redemption from any such sale. The Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place.
  Each Pledgor agrees that if any part of the Collateral owned by such Pledgor is sold at any public or private sale, the Secured Party may elect to sell only to a buyer who will give further assurances, satisfactory in form and substance to the Secured Party, respecting compliance with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities Laws, and a sale subject to such condition shall be deemed commercially reasonable. Each Pledgor and the Company further agrees, after an Enforcement Event has occurred and is continuing, and upon written request from the Secured Party, to (A) deliver to the Secured Party such information in such Pledgor's or the Company's possession or control as the Secured Party shall reasonably request for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of such Pledged Securities or other Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of such Pledged Securities or other Collateral valid and binding and in compliance with any and all applicable Laws, orders, writs, injunctions, decrees or awards of any and all Governmental Authorities, domestic or foreign, having jurisdiction over any such offer, sale or resale. Without limiting the foregoing, if the Secured Party decides to exercise its right to sell all or any of the Pledged Securities or other Collateral, in each case in accordance with the terms of this Agreement, upon written request, each Pledgor and the Company shall furnish or cause to be furnished to the Secured Party all such information as the Secured Party may request in order to qualify such Pledged Securities or other Collateral as exempt securities, or the sale or resale of such Pledged Securities or other Collateral as exempt transactions, under federal or state securities Laws. Each Pledgor and the Company agrees to use commercially reasonable efforts to: (i) allow the Secured Party and any underwriter access at reasonable times and places to the books, records and premises of the Company, or any of its Subsidiaries, as applicable; (ii) assist the Secured Party, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and (iii) cause any independent public accountant for the Company, or any of its Subsidiaries, as applicable, to furnish a letter to the Secured Party and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.
  Each Pledgor further agrees that in any sale of any part of the Collateral owned by such Pledgor, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to any of the Pledgors for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
  Without in any way limiting the foregoing, upon the occurrence and during the continuance of an Enforcement Event, all rights of any Pledgor to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 5(b) hereof shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party which, in addition to all other rights provided herein or by Law, shall then be entitled solely and exclusively to receive and retain the distributions which a Pledgor would otherwise have been authorized to retain pursuant to Section 5(b) hereof and all rights of a Pledgor to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 5(a) hereof shall, at the option of the Secured Party, cease and thereupon become vested in the Secured Party who, in addition to all other rights provided herein or by Law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Collateral and to exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining thereto as if the Secured Party were the absolute owner thereof, including the right to exchange, at its discretion, the Collateral or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by or on behalf of the Company or the Secured Party of any right, privilege or option pertaining to the Collateral or any part thereof and, in connection therewith, to deposit and deliver the Collateral or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine.
  Upon the occurrence and continuance of an Enforcement Event, each Pledgor hereby irrevocably constitutes and appoints the Secured Party as its proxy and attorney-in-fact with respect to its Collateral owned by such Pledgor, including the right to vote such Collateral, with full power of substitution to do so. In addition to the right to vote any such Collateral, the appointment of the agent as proxy and attorney-in-fact upon the occurrence and continuance of an Enforcement Event shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of such Collateral would be entitled (including giving or withholding written consents of shareholders or other equity holders, calling special meetings of shareholders or other equity holders and voting at such meetings). The foregoing powers of attorney and proxy, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied (other than contingent indemnification obligations for which no claims has been asserted). After the occurrence and during the continuance of an Enforcement Event, upon the request of the Secured Party, each Pledgor agrees to deliver to the Secured Party, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Securities as the Secured Party may request.

  The powers conferred upon the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose on the Secured Party any duties to exercise such powers. The Secured Party shall have no responsibility (other than to act in a commercially reasonable manner) for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of a Pledgor in any way related to the Collateral owned by such Pledgor, and the Secured Party shall have no duty or obligation to discharge any such duty or obligation. Neither the Secured Party nor any party acting as attorney for any Secured Party shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or Law other than such Person's gross negligence or willful misconduct; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages.
  Failure by the Secured Party to exercise any right, remedy or option under this Agreement, or delay by the Secured Party in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Party under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have.
  The Company, during the continuance of an Enforcement Event, shall comply with all instructions originated by the Secured Party concerning any Collateral without further consent by the beneficial owner of such Collateral.
  The Pledgors shall, jointly and severally, indemnify, defend and hold harmless the Secured Party and its officers, directors, managers, equityholders, agent, representative and every attorney appointed pursuant to this Agreement (a) in respect of all liabilities and expenses incurred by them in good faith in the execution, enforcement or purported execution of any rights, powers or discretions vested in them pursuant to this Agreement, and (b) for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions hereunder except that Secured Party and its officers, directors, managers, equityholders, agent, representative and every attorney will be liable for any liabilities, expenses and losses which arise as a result of their own willful misconduct or gross negligence. The obligations described in this Section 7(i) shall survive the termination of this Agreement.
Section 8. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Secured Party upon the occurrence and during the continuance of an Enforcement Event shall, when received by the Secured Party in cash or its equivalent, be applied by the Secured Party in reduction of the Secured Obligations in accordance with the Loan Agreement. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors pro rata based on the number of Pledged Securities held by a Pledgor. To the extent the Secured Party holds a Lien in other assets or interests of the Company, nothing contained herein shall require the Secured Party to proceed against any Lien in any of the assets or interests of the Company prior to enforcing its rights against the Collateral.

Section 9. Continuing Agreement. Except as otherwise provided herein, this Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied (other than contingent obligations for which no claims has been asserted). Upon such termination of this Agreement, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than (i) contingent obligations for which no claim has been asserted, (ii) those obligations expressly stated to survive such termination and (iii) claims arising from any Pledger's breach of this Agreement prior to its termination) of the Pledgors and the Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party and all rights to the then remaining Collateral shall revert to the applicable Pledgor that owns such Collateral. At the request and sole expense of any Pledgor, following any such termination, the Secured Party shall deliver to such Pledgor any then remaining Collateral owned by such Pledgor held by the Secured Party hereunder and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.
Section 10. Miscellaneous.
  None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except in a writing signed by each of the Pledgors and the Secured Party; provided that the consent of any Pledgor shall not be required to update Schedule A, Schedule B or Schedule C for the purpose of adding additional Collateral or Pledgors in accordance with this Agreement. This Agreement shall create a continuing lien on and first priority security interest in the Collateral and shall be binding upon each Pledgor, its successors, assigns, heirs and representatives, and shall inure, together with the rights and remedies of the Secured Party hereunder, and its successors and permitted assigns; provided, however, that no Pledgor may assign its rights or delegate its duties hereunder without the Secured Party's prior written consent.
  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Secured Party at its address specified in the Loan Agreement, and to each Pledgor at its address specified in Schedule A or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
  In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any Law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such Law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.
  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Each Pledgor's transmission of a signed copy of this Agreement by email or by facsimile constitutes execution and delivery of this Agreement by such Pledgor and is as effective as such Pledgor manually executing and delivering an original signed Agreement to the Secured Party.
  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.
  Arbitration/Consent to Jurisdiction.
    Any dispute, claim or controversy arising out of or relating to this Agreement, including the determination of the applicability, enforceability or scope of this agreement to arbitrate, will be determined by arbitration in New York, New York before one arbitrator. The arbitration will be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be confirmed, entered and docketed in any court having jurisdiction. If the parties to such dispute cannot agree on a single arbitrator reasonably acceptable to both parties, one will be appointed by JAMS. The arbitrator (if appointed by JAMS) will be a retired judge from a federal court in the Southern District of New York or a lawyer admitted to practice in the State of New York with at least 25 years' active legal practice in commercial lending transactions based in the State of New York. All objections are reserved for the arbitration hearing, except for objections based on privilege and proprietary or confidential information. The arbitrator may not modify the terms of this Agreement or any other Loan Document. A transcription of the hearing will be made and the arbitrator will provide a reasoned decision in writing. The parties will keep confidential all matters relating to the arbitration, the arbitration award and any challenge or appeal, except as may be necessary (i) to prepare for or conduct the arbitration hearing on the merits, (ii) in connection with a court application for a preliminary remedy, (iii) in connection with a judicial challenge to an arbitration award or its enforcement, (iv) in connection with an appeal of the arbitration award, as permitted under this Agreement, or its confirmation, entering, docketing or enforcement, (v) to comply with applicable Law or judicial decision, or (vi) to comply with any applicable stock exchange rules. Except as provided in this Agreement, the parties must commence and pursue arbitration to resolve all disputes arising under or relating to this Agreement prior to commencement of any legal action.
    It is the parties intention that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the choice of substantive Law under this Agreement, the Federal Arbitration Act will apply to the arbitration of all disputes, including the breach of this Agreement.
    If it is determined that the requirement to arbitrate is unenforceable, and after any and all final appeals the decision is upheld, the parties agree to litigate in any state court or federal court located in the Southern District of New York, and these courts will have exclusive jurisdiction to entertain any proceeding in respect of this Agreement, and the parties will submit to the jurisdiction of such courts in all matters relating to or arising out of this Agreement. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.
    Any arbitration award will have a binding effect only on the actual dispute arbitrated, and will not have any collateral effect on any other dispute whatsoever, whether in arbitration, litigation or other dispute resolution proceeding.
    If a party (1) commences action in any court, except to compel arbitration, or except as specifically permitted under this Agreement, prior to an arbitrator's final decision, or (2) commences any arbitration or litigation in any forum except where permitted under this Agreement, then that party must commence arbitration (or litigation, if permitted under this Agreement), in a permitted forum prior to any award or final judgment and such party will be responsible for all expenses incurred by the other party as a result of the failure to bring suit in accordance with this Agreement, including reasonable legal fees.
    The parties adopt and will implement the JAMS Optional Arbitration Appeal Procedures (as it exists on the effective date of this Agreement) with respect to a final award in an arbitration arising out of or relating to this Agreement, if that award requires the payment of monetary damages in excess of US $500,000 (with this dollar value to be indexed from the date of this Agreement based on the annual rate of inflation in the United States). The JAMS appeal panel will determine whether such appeal threshold has been met. If the appeal panel consists of three members and the parties do not reasonably agree on such members, the Chair will be a retired judge from a federal court located in the Southern District of the State of New York and one member will be a lawyer admitted to practice in the State of New York with at least 25 years' active legal practice in commercial lending transactions based in the State of New York. Judgment on any revised award may be confirmed, entered and docketed in any court having jurisdiction. The same confidentiality provision that apply to the parties with respect to the original arbitration will apply to the appeal.
    If JAMS is no longer in business, an alternative administrative arbitration agency will be selected by mutual agreement of the parties. If they cannot agree, the parties will apply to a court of competent jurisdiction to select the agency. In the event of any conflict between the rules and procedures of JAMS or an alternate administrative arbitration agency and the provisions of this Section 10(f), the provisions of this Section 10(f) will prevail.
    Notwithstanding anything to the contrary herein after the occurrence and during the continuance of an Enforcement Event, nothing in this Section 10(f) shall limit the rights or remedies of the Secured Party under this Agreement or any other Loan Document and the Secured Party shall not be required to institute a claim for arbitration under this Section 10(f) prior to instituting any Legal Claim in court.

  No Pledgor may exercise any rights that it may now or hereafter acquire against any other Pledgor or the Company that arise from the existence, payment, performance or enforcement of any Pledgor's obligations under this Agreement, including without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Party against any Pledgor, the Company, any Collateral or any other assets of the Company over which the Secured Party has a Lien, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including without limitation, the right to take or receive from any Pledgor or the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the payment in full in cash of all Secured Obligations (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Pledgor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of all Secured Obligations (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations), such amount shall be held in trust for the benefit of the Secured Party and shall forthwith be paid to the Secured Party to be credited and applied to the Secured Obligations and all other amounts payable under the Loan Documents, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Secured Obligations or other amounts payable under the Loan Documents thereafter arising.
  The Pledgors (on a joint and several basis) will forthwith upon demand pay to the Secured Party:
  the amount of any taxes which the Secured Party may have been required to pay by reason of the Liens (including any applicable transfer taxes) or to free any of the Collateral from any Liens other than those created under this Agreement; and
(ii) the amount of any and all costs and expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the recordation, administration of this Agreement, (ii) the custody, preservation, use or operation or collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Secured Party of any of the powers conferred upon it hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.
Section 11. In the event that after the date hereof the Company desires to issue any capital securities or any securities convertible into or exercisable or exchangeable for its capital securities in accordance with the Loan Agreement, then prior to consummating such issuance, the Company shall (a) cause the recipient thereof to become a party to and be bound by this Agreement as a Pledgor by executing a joinder in form acceptable to the Secured Party in its sole discretion,
(b) cause the recipient thereof to provide to the Secured Party appropriate certificates and powers (if applicable) and financing statements, pledging all of the direct or beneficial ownership interest in such any such securities described herein, in form and substance satisfactory to the Secured Party, and (c) provide to the Secured Party all other documentation in form and substance reasonably satisfactory to the Secured Party that in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Upon delivery of all documents described herein to the Secured Party, notice of which is hereby waived by the Pledgors, each such Person shall be a Pledgor and shall be as fully a party hereto as if such Person were an original signatory hereto. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition of any other Pledgor hereunder, nor by any election of the Secured Party not to cause any Person to become a Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor.
Section 12. Obligations. The obligations, representations, warranties, covenants and agreements of any Pledgor under this Agreement are and shall be joint and several obligations of the Pledgors and each Pledgor shall be responsible for any claims made against any other Pledgor.
Section 13. Non-Recourse Pledge. Notwithstanding anything to the contrary contained in this Agreement, (a) the sole recourse of the Secured Party for any obligations of any Pledgor under this Agreement shall be limited to the Collateral pledged by each such Pledgor, and (b) no Pledgor shall have any liability to the Secured Party under this Agreement for the payment or performance of the Secured Obligations beyond the Collateral; provided however that the limitations contained in this sentence shall not apply to fraud or intentional misconduct of any Pledgor. The provisions of this Section 13 shall not limit or reduce the obligations of the Company or the Pledgors under any other Loan Document.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.
PLEDGOR

HECATE HOLDINGS LLC

By Name:
Title:

PLEDGOR (After Giving Effect to the Reorganization)

David Wilhelm

Jason Harlan

Andrew Smith-Maxwell Acknowledged and agreed to as of the date first above written.
ENERGEA PORTFOLIO 3 AFRICA LLC, as
Secured Party

By Name Mike Silvestrini Title CEO

Acknowledged and agreed to as of the date first above written.
HECATE GLOBAL RENEWABLES LLC

By Name:
Title:

SCHEDULE A SCHEDULE OF PLEDGORS
  Hecate Holdings LLC
  David Wilhelm
  Jason Harlan
  Andrew Smith-Maxwell

SCHEDULE B

THE PLEDGED EQUITY
(as of the date hereof)

NAME OF PLEDGOR	INTERESTS IN COMPANY	CERTIFICATE NO.	JURISDICTION OF ORGANIZATION OR RESIDENCE	PERCENTAGE INTEREST IN COMPANY (VOTING)	PERCENTAGE INTERESTS IN COMPANY (ECONOMIC)
Hecate Holdings LLC	1,000 Class A Units	N/A	Delaware	100%	100%

SCHEDULE C

THE PLEDGED EQUITY
(immediately after the Reorganization)

NAME OF PLEDGOR	INTERESTS IN COMPANY	CERTIFICATE NO.	JURISDICTION OF ORGANIZATION OR RESIDENCE	PERCENTAGE INTEREST IN COMPANY (VOTING)	PERCENTAGE INTERESTS IN COMPANY (ECONOMIC)
	[ ]%	[ ]	[ ]	[ ]%	[ ]%

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